    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 28, 2000

                                                 REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-3
                             REGISTRATION STATEMENT
                                   UNDER THE
                             SECURITIES ACT OF 1933

      AXA FINANCIAL, INC.                   DELAWARE                        13-3623351
 AXA FINANCIAL CAPITAL TRUST I              DELAWARE                        13-7142764
AXA FINANCIAL CAPITAL TRUST II              DELAWARE                        13-7142765
AXA FINANCIAL CAPITAL TRUST III             DELAWARE                        13-7142767
AXA FINANCIAL CAPITAL TRUST IV              DELAWARE                        13-7142768
 (Exact name of Registrant as    (State or other jurisdiction of         (I.R.S. employer
   specified in its charter)     incorporation or organization)       identification numbers)

                          1290 AVENUE OF THE AMERICAS
                            NEW YORK, NEW YORK 10104
                                 (212) 554-1234
       (Address, including zip code, and telephone number, including area code, of registrants' principal executive offices)

                                ROBERT E. GARBER
                  EXECUTIVE VICE PRESIDENT AND GENERAL COUNSEL
                              AXA FINANCIAL, INC.
                          1290 AVENUE OF THE AMERICAS
                            NEW YORK, NEW YORK 10104
                                 (212) 554-1234
    (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   COPIES TO:

                                MICHAEL W. BLAIR
                              DEBEVOISE & PLIMPTON
                                875 THIRD AVENUE
                            NEW YORK, NEW YORK 10022
                                 (212) 909-6000

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after this Registration Statement becomes effective.

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering. [ ]

    If this Form is a post-effective amendment filed pursuant to rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE

                                                               PROPOSED MAXIMUM           AMOUNT OF
                   TITLE OF EACH CLASS OF                     AGGREGATE OFFERING         REGISTRATION
                SECURITIES TO BE REGISTERED                        PRICE(1)                  FEE
                ---------------------------                   -------------------        ------------
Senior debt securities of AXA Financial, Inc.(2)
Subordinated debt securities of AXA Financial, Inc.(2)
Preferred securities of AXA Financial Capital Trust I(2)
Preferred securities of AXA Financial Capital Trust II(2)
Preferred securities of AXA Financial Capital Trust III(2)
Preferred securities of AXA Financial Capital Trust IV(2)
Guarantees by AXA Financial, Inc. of the above-referenced
  preferred securities(3)
Common stock of AXA Financial, Inc. (4)
Total                                                         $   1,920,000,000(5)(6)      $506,880

---------------
(1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(o), exclusive of accrued interest and distributions, if any.

(2) Such indeterminable number or amount of (i) debt securities of AXA Financial, Inc. as may from time to time be issued at indeterminate prices or upon conversion or exchange of securities so issued; (ii) preferred securities of AXA Financial Capital Trust I, II, III and IV, as may from time to time be issued at indeterminate prices. Includes junior subordinated debt securities which may be issued and sold to AXA Financial Capital Trust I, II, III and IV, severally, and which may later be distributed to the holders of preferred securities upon a dissolution of AXA Financial Capital Trust I, II, III or IV and the distribution of the assets thereof.

(3) AXA Financial, Inc. is also registering under this registration statement all other obligations that it may have with respect to preferred securities issued by AXA Financial Capital Trust I, II, III, and IV. No separate consideration will be received for any guarantee or any other such obligations.

(4) Includes such indeterminate number of shares of our common stock as may be issued upon conversion or exchange of any debt securities that provide for conversion or exchange into our common stock. No separate consideration will be received for the common stock issuable on conversion of or in exchange for debt securities.

(5) Amount in U.S. dollars or the equivalent in foreign denominated currencies or currency units or, if any debt securities are issued at original issue discount, such greater amount as shall result in an aggregate initial offering price of $1,920,000,000. The prospectuses herein cover $1,920,000,000 of securities.

(6) This Registration Statement also relates to offers and sales of debt securities, preferred securities and guarantees in connection with market-making transactions by and through affiliates of the registrants, including Donaldson, Lufkin & Jenrette Securities Corporation.

     THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

                                EXPLANATORY NOTE

     This Registration Statement contains two forms of prospectuses to be used in connection with offerings of the following securities:

     (1) debt securities (both senior and subordinated) of AXA Financial, Inc.
         and

     (2) preferred securities of AXA Financial Capital Trust I, II, III and IV, severally, junior subordinated debt securities of AXA Financial, Inc. and guarantees by AXA Financial, Inc. of preferred securities issued by AXA Financial Capital Trust I, II, III and IV.

     Each offering of securities made under this Registration Statement will be made pursuant to one of these prospectuses, with the specifications of the securities offered thereby set forth in an accompanying prospectus supplement.

     In addition, this Registration Statement contains separate prospectus pages relating to certain market-making transactions in (1) the debt securities (both senior and subordinated) of AXA Financial, Inc. and (2) the preferred securities of AXA Financial Capital Trust I, II, III and IV, the junior subordinated debt securities of AXA Financial, Inc. and guarantees by AXA Financial, Inc. of preferred securities issued by AXA Financial Capital Trust I, II, III and IV.

     The complete prospectus for the offering of the debt securities (both senior and subordinated) of AXA Financial, Inc. follows immediately after this Explanatory Note, which is then immediately followed by the complete prospectus for the offering of the preferred securities of AXA Financial Capital Trust I, II, III and IV, the junior subordinated debt securities of AXA Financial, Inc. and guarantees by AXA Financial, Inc. of preferred securities issued by AXA Financial Capital Trust I, II, III and IV. Following such prospectuses are certain portions of such prospectuses relating to market-making transactions, which include an alternate front and back cover page, an alternate "Use of Proceeds" section and an alternate "Plan of Distribution" section. All other sections of the respective prospectus for the initial sale of the debt securities (both senior and subordinated) of AXA Financial, Inc. and the preferred securities of AXA Financial Capital Trust I, II, III and IV, the junior subordinated debt securities of AXA Financial, Inc. and guarantees by AXA Financial, Inc. of preferred securities issued by AXA Financial Capital Trust I, II, III and IV, are to be used in the respective prospectus relating to market-making transactions.

      THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND WE ARE NOT SOLICITING OFFERS TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                  SUBJECT TO COMPLETION DATED AUGUST 28, 2000

PROSPECTUS

                              [AXA FINANCIAL LOGO]

                                 $1,920,000,000
                              AXA FINANCIAL, INC.
                                DEBT SECURITIES

     By this prospectus, we may offer from time to time up to $1,920,000,000 of any combination of the securities described in this prospectus.

     We will provide specific terms of our debt securities in supplements to this prospectus. You should read this prospectus and any supplement carefully before you invest.

     We will not use this prospectus to confirm sales of any of our securities unless it is attached to a prospectus supplement.

     Unless we state otherwise in a prospectus supplement, we will not list any of these debt securities on any securities exchange.

     Neither the Securities and Exchange Commission nor any state securities commission has determined whether this prospectus is truthful or complete. Nor have they made, nor will they make, any determination as to whether anyone should buy these securities. Any representation to the contrary is a criminal offense.

                THE DATE OF THIS PROSPECTUS IS           , 2000

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
About This Prospectus.......................................    2
AXA Financial...............................................    2
Use of Proceeds.............................................    2
Ratios of Earnings to Fixed Charges and Earnings to Combined
  Fixed Charges and Preferred Stock Dividends...............    3
Description of the Debt Securities..........................    3
Plan of Distribution........................................   13
Legal Matters...............................................   14
Experts.....................................................   14
Where You Can Find More Information.........................   15
Incorporation by Reference..................................   15

                             ABOUT THIS PROSPECTUS

     This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission utilizing a "shelf" registration process. Under this shelf process, we may sell the debt securities described in the prospectus from time to time. This prospectus provides you with a general description of the debt securities we may offer. We may also add, update or change information contained in this prospectus through a supplement to this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a prospectus supplement. You should read both this prospectus and any prospectus supplement together with additional information described under the heading "Where You Can Find More Information."

                                 AXA FINANCIAL

     For the purpose of this Prospectus "AXA Financial," "we," "us," "our" or similar terms mean AXA Financial, Inc. Our name changed on September 3, 1999 from "The Equitable Companies Incorporated" to AXA Financial, Inc.

     AXA Financial and its subsidiaries are a diversified financial services organization offering a broad spectrum of financial advisory, insurance, investment banking and brokerage and investment management services. We are one of the world's largest asset managers, with total assets under management of approximately $483.67 billion at June 30, 2000. Our financial advisory and insurance business is conducted principally by our wholly-owned subsidiaries, AXA Advisors, LLC, AXA Network, LLC, and The Equitable Life Assurance Society of the United States ("Equitable Life") and its subsidiaries, including Equitable Distributors, Inc. and The Equitable of Colorado, Inc. Our investment banking and brokerage business is conducted by Donaldson, Lufkin & Jenrette, Inc., in which we owned on a consolidated basis at June 30, 2000 an approximate 69.3% interest. Our investment management business is conducted by Alliance Capital Management L.P. ("Alliance"), in which we owned, on a consolidated basis at June 30, 2000, an approximate 63.5% interest and, as of that date, on a pro forma basis for the completion of the acquisition of Sanford C. Bernstein by Alliance, an approximate 53.0% interest.

     AXA, a French holding company of an international group of insurance and related financial service companies, is our largest shareholder, beneficially owning, together with certain of its affiliates, at June 30, 2000 approximately 60.3% of the outstanding shares of our common stock.

     We are a Delaware corporation with our principal headquarters located at 1290 Avenue of the Americas, New York, New York 10104 (Telephone: (212) 554-1234).

                                USE OF PROCEEDS

     Unless otherwise set forth in the applicable prospectus supplement, proceeds from the sale of debt securities offered by this prospectus and related prospectus supplement will be used by us for general corporate purposes and initially may be temporarily invested in short-term securities.

                               RATIOS OF EARNINGS
                   TO FIXED CHARGES AND EARNINGS TO COMBINED
                  FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

     The following table sets forth the ratios of earnings to fixed charges and earnings to combined fixed charges and preferred stock dividends for AXA Financial for the periods indicated.

                                                SIX MONTHS
                                                   ENDED            YEARS ENDED DECEMBER 31,
                                                 JUNE 30,     -------------------------------------
                                                   2000       1999    1998    1997    1996    1995
                                                -----------   -----   -----   -----   -----   -----
Ratio of earnings to fixed charges(1).........     1.325      1.417   1.346   1.262   1.173   1.237
Ratio of earnings to combined fixed charges
  and preferred stock dividends(1)............     1.325      1.417   1.346   1.255   1.158   1.220

---------------
(1) For purposes of determining the historical ratios of earnings to fixed charges, and of earnings to combined fixed charges and preferred stock dividends, earnings consist of earnings from continuing operations before Federal income taxes, minority interest and cumulative effect of accounting change adjusted for (i) excess of equity in income of unconsolidated investees over distributed income and (ii) equity in losses of unconsolidated investees, plus fixed charges. Fixed charges consist of interest expense on long and short-term debt, amortization of deferred debt expenses plus the portion of operating lease rentals, net of income from subleases, representative of the interest factor. The inclusion of Interest Credited to Policyholders' Account Balances in the ratios presented above would not have a material effect on such ratios.

                       DESCRIPTION OF THE DEBT SECURITIES

     We may offer unsecured general obligations, which may be senior debt securities or subordinated debt securities. The senior debt securities and the subordinated debt securities are together referred to in this prospectus as the "debt securities." The senior debt securities will have the same rank as all of our other unsecured, unsubordinated obligations. The subordinated debt securities will be subordinate and junior in right of payment to all of our senior debt to the extent and in the manner set forth in the subordinated indenture. Senior debt is defined below under "Description of the Debt Securities -- Provisions Applicable Only to Subordinated Debt
Securities -- Ranking; Subordination."

     The senior debt securities will be issued in one or more series under an indenture, which we refer to as the senior indenture, dated as of December 1, 1993, between us and The Chase Manhattan Bank, as the trustee. The subordinated debt securities will be issued under an indenture (which we refer to as the subordinated indenture) to be entered into between us and Bank One Trust Company, as trustee. We have summarized certain general features of the debt securities from the indentures. We encourage you to read the indentures, which are filed or incorporated by reference as exhibits to the Registration Statement that includes this prospectus. The following summaries of certain provisions of the indentures are not complete and are subject to, and are qualified by reference to, all the provisions of the indentures and the provisions of the Trust Indenture Act of 1939, as amended, referred to as the "Trust Indenture Act". References in parentheses below to sections or articles are to sections or articles of the indentures.

     The following description of the terms of the debt securities sets forth certain general terms and provisions of the debt securities to which any prospectus supplement may relate. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which such general provisions may apply to the debt securities will be described in the related prospectus supplement. Accordingly, for a description of the terms of a particular issue of debt securities, you should refer to both the related prospectus supplement and to the following description.

     The debt securities will be issuable in one or more series pursuant to one or more indentures supplemental to the original indentures, or a resolution of our board of directors or a duly authorized committee of our board of directors. (Section 3.1 of each indenture.)

     The indentures do not contain any covenants or provisions which may afford holders of debt securities protection in the event that we engage in a highly leveraged transaction or other transaction that may adversely affect the holders of the debt securities, including the incurrence or issuance of other secured or unsecured debt.

     Most of our assets are owned by our subsidiaries and, accordingly, the debt securities are effectively subordinated to all existing and future liabilities of our subsidiaries, including liabilities under contracts of insurance and annuities written by our insurance subsidiaries, primarily Equitable Life, and holders should look only to our assets for payment of interest and principal.

GENERAL TERMS OF THE DEBT SECURITIES

     The aggregate principal amount of debt securities that may be issued under the indentures is unlimited. The debt securities may be issued in one or more series. You should refer to the applicable prospectus supplement for the specific terms of the debt securities which may include the following:

     - title and aggregate principal amount;

     - indenture under which the debt securities are issued;

     - any applicable subordination provisions;

     - percentage or percentages of principal amount payable upon declaration of acceleration of the maturity of the debt securities;

     - maturity date(s) or the method of determining the maturity date(s);

     - interest rate(s) or the method for determining the interest rate(s);

     - dates from which interest will accrue or the method for determining dates from which interest will accrue and dates on which interest will be payable;

     - interest deferral provisions, if any;

     - conversion or exchange provisions, if any;

     - place or places where principal, premium and interest will be payable;

     - redemption or early repayment provisions;

     - sinking fund or analogous provisions;

     - authorized denominations;

     - whether the debt securities will be issued in whole or in part in the form of one or more global securities;

     - identity of the depositary for global securities;

     - whether a temporary security is to be issued with respect to such series and whether any interest payable prior to the issuance of definitive debt securities of the series will be credited to the account of the persons entitled thereto;

     - the terms upon which beneficial interests in a temporary global debt security may be exchanged in whole or in part for beneficial interests in a definitive global debt security or for individual definitive debt securities and the terms upon which such exchanges may be made;

     - currency, currencies, including any currency unit or units, in which the purchase price for, the principal of and any premium and any interest on, such debt securities will be payable;

     - time period within which, the manner in which and the terms and conditions upon which the purchaser of the debt securities can select the payment currency;

     - securities exchange(s) on which the debt securities will be listed, if any;

     - additions to or changes in the events of default or any changes in any covenant of AXA Financial with respect to the debt securities and any change in the right of the trustee or the holders to declare the principal, premium and interest with respect to such debt securities to be due and payable;

     - in the case of the subordinated indenture, any provisions regarding subordination;

     - in the case of the subordinated indenture, conversion or exchange provisions; and

     - additional terms not inconsistent with the provisions of the indentures.

     One or more series of debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. One or more series of debt securities may be variable rate debt securities that may be exchanged for fixed rate debt securities. United States federal tax consequences and special considerations applicable to any series may be described in the applicable prospectus supplement.

     Debt securities may be issued where the amount of principal and/or interest payable is determined by reference to:

     - one or more commodities, derivatives or securities;

     - one or more securities, derivatives or commodities exchange indices or other indices;

     - a currency or currencies, including any currency unit or units, other than the currency in which such debt securities are issued or other factors; or

     - any other variable or the relationship between any variables or combination of variables.

     Holders of such debt securities may receive a principal amount or a payment of interest that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending upon the value of the applicable currencies, commodities, securities, derivatives, indices or other factors. Information as to the methods for determining the amount of principal or interest, if any, payable on any date, the currencies, commodities, securities, derivatives, indices or other factors to which the amount payable on such date is linked and certain United States federal tax consequences and special considerations applicable to any series will be described in the applicable prospectus supplement.

     The term "debt securities" includes debt securities denominated in U.S. dollars or, if specified in the applicable prospectus supplement, in any other freely transferable currency or units based on or relating to foreign currencies.

     We expect most debt securities to be issued in fully registered form without coupons and in denominations of $1,000 and any integral multiple of $1,000. (Section 3.2 of each indenture.) Subject to the limitations provided in the indentures and in the prospectus supplement, debt securities which are issued in registered form may be registered, transferred or exchanged at the principal corporate trust office of the trustee or at the office or agency that we will maintain for such purpose in the Borough of Manhattan, The City of New York, without the payment of any service charge, other than any tax or other governmental charge payable in connection with the registration or transfer or exchange. (Sections 3.5 and 9.2 of each indenture.)

     We may issue debt securities of any series in whole or in part in definitive form or in the form of one or more global debt securities as described below under "Global Securities." We may issue debt securities of a series at different times. In addition, we may issue debt securities within a series with terms different from the terms of other debt securities of that series. (Section 3.1(c) of each indenture.)

     Subject to applicable law, we or any of our affiliates may at any time purchase or repurchase debt securities of any series in any manner and at any price. Debt securities of any series purchased by us or any of our affiliates may be held or surrendered by the purchaser of the debt securities for cancellation.

PAYMENT, REGISTRATION, TRANSFER AND EXCHANGE

     Unless otherwise provided in the applicable prospectus supplement, payments in respect of the debt securities will be made in the designated currency at our office or agency maintained for that purpose as we may designate from time to time, except that, at our option, interest payments, if any, on debt securities in registered form may be made (i) by checks mailed to the holders of debt securities entitled thereto at their registered addresses or (ii) by wire transfer to an account maintained by the person entitled thereto as specified in the register. (Sections 3.7(a) and 9.2 of each indenture.) Unless otherwise indicated in an applicable prospectus supplement, payment of any installment of interest on debt securities in registered form will be made to the person in whose name such debt security is registered at the close of business on the regular record date for such interest. (Section 3.7(a) of each indenture.)

     Payment in respect of debt securities in bearer form will be made in the currency and in the manner designated in the prospectus supplement, subject to any applicable laws and regulations, at such paying agencies outside the United States as we may appoint from time to time. The paying agents outside the United States, if any, initially appointed by us for a series of debt securities will be named in the prospectus supplement. We may at any time designate additional paying agents or rescind the designation of any paying agents, except that, if debt securities of a series are issuable as registered securities, we will be required to maintain at least one paying agent in each place of payment for such series and, if debt securities of a series are issuable as bearer securities, we will be required to maintain a paying agent in a place of payment outside the United States where debt securities of such series and any coupons appertaining thereto may be presented and surrendered for payment. (Section 9.2 of each indenture.)

     Unless otherwise provided in the applicable prospectus supplement, debt securities in registered form will be transferable or exchangeable at our agency maintained for such purpose as designated by us from time to time. (Sections 3.5 and 9.2 of each indenture.) Debt securities may be transferred or exchanged without service charge, other than any tax or other governmental charge imposed in connection therewith. (Section 3.5 of each indenture.)

GLOBAL SECURITIES

     We expect the following provisions to apply to all debt securities.

     We may issue the debt securities of a series in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the prospectus supplement. We will issue global securities in registered form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for the individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor. (Section 2.4 of each indenture.)

     The specific terms of the depositary arrangement with respect to any debt securities of a series and the rights of and limitations upon owners of beneficial interests in a global security will be described in the prospectus supplement. We expect that the following provisions will generally apply to depositary arrangements.

     Upon the issuance of a global security, the depositary for such global security or its nominee will credit, on its book-entry registration and transfer system, the respective principal amounts of the individual debt securities represented by such global security to the accounts of persons that have accounts with such depositary or its nominee. Such accounts shall be designated by the dealers, underwriters or agents with respect to the debt securities or by us if such debt securities are offered and sold directly by us. Ownership of beneficial interests in a global security will be limited to persons that have accounts with the applicable depositary, who are referred to in this prospectus as participants, or persons that may hold interests through participants. Ownership of beneficial interests in such global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the applicable depositary or its nominee with respect to interests of participants and the records of participants with respect to interests of persons other than participants. The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a global security.

     So long as the depositary for a global security, or its nominee, is the registered owner of a global security, such depositary or such nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by that global security for all purposes under the indenture governing those debt securities. Except as provided below, owners of beneficial interests in a global security will not be entitled to have any of the individual debt securities of the series represented by that global security registered in their names, will not receive or be entitled to receive physical delivery of any debt securities of such series in definitive form and will not be considered the owners or holders thereof under the indenture governing such debt securities.

     Payments of principal, premium, if any, and interest, if any, on individual debt securities represented by a global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the global security representing the debt securities. Neither we, the trustee for the debt securities, any paying agent, nor the registrar for the debt securities will have any responsibility or liability for any aspect of the records relating to or payments made by the depositary or any participants on account of beneficial ownership interests in the global security for the debt securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     We expect that the depositary for a series of debt securities or its nominee, upon receipt of any payment of principal, premium or interest in respect of a permanent global security representing the debt securities, will immediately credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such global security for the debt securities as shown on the records of the depositary or its nominee. We also expect that payments by participants to owners of beneficial interests in a global security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name." Such payments will be the responsibility of such participants.

     If the depositary for a series of debt securities notifies us at any time that it is unwilling, unable or ineligible to continue as depositary and a successor depositary is not appointed by us within 90 days, we will issue definitive debt securities of that series in exchange for the global security or securities representing that series of debt securities. In addition, we may at any time and in our sole discretion, subject to any limitations described in the prospectus supplement relating to the debt securities, determine not to have any debt securities of a series represented by one or more global securities, and, in such event, will issue definitive debt securities of that series in exchange for the global security or securities representing that series of debt securities. If definitive debt securities are issued, an owner of a beneficial interest in a global security will be entitled to physical delivery of definitive debt securities of the series represented by that global security equal in principal amount to that beneficial interest and to have the debt securities registered in its name. Definitive debt securities of any series so issued will be issued in denominations, unless otherwise specified by us, of $1,000 and integral multiples of $1,000.

REDEMPTION OF DEBT SECURITIES

     If the debt securities of a series provide for redemption at our election, unless otherwise provided in the applicable prospectus supplement, such redemption shall be on not less than 30 nor more than 60 days' notice and, in the event of redemption in part, the debt securities to be redeemed will be selected by the trustee by such method as it shall deem fair and appropriate. Notice of such redemption will be mailed to holders of debt securities of such series to their last addresses as they appear on the register of the debt securities of such series (Sections 1.6, 10.3 and 10.4 of each indenture.)

EVENTS OF DEFAULT, NOTICE AND WAIVER

     Each indenture provides that, if an event of default in respect of any series of debt securities shall have occurred and be continuing, either the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series may declare the principal (or a portion thereof in the case of certain debt securities issued with original issue discount or indexed debt securities) and accrued interest of all the debt securities of that series to be due and payable, by written notice to us (and by written notice to the trustee if given by the holders). The consequence of this action is that the principal and accrued interest of the debt securities shall be immediately due and payable by us. (Section 5.2 of each indenture.)

     Each indenture defines events of default in respect of any series of debt securities as:

     - default for 30 days in payment of any interest installment or additional amount when due;

     - default in payment of the principal of or any premium on or any mandatory sinking fund payment with respect to debt securities of such series when due;

     - in the case of the senior indenture only, failure to comply with certain obligations for 30 days after written notice of non-compliance to us by the trustee or the holders of at least 25% in principal amount of the outstanding debt securities of such series;

     - default in the performance of covenants or agreements contained in the applicable indenture and continuance of such default for 90 days after written notice as provided in the applicable indenture;

     - our commencement of a voluntary case under Title 11 of the U.S. Code or any similar federal or state bankruptcy law;

     - our consent to the entry of an order for relief against us in an involuntary case under any such law or to the appointment of a receiver, trustee, assignee, liquidator or similar official under any such law;

     - a general assignment by us for the benefit of our creditors under any such law;

     - the entry by a court of competent jurisdiction of an order or decree granting relief against us in an involuntary case under any such law where such order or decree remains unstayed and in effect for 60 days;

     - the entry by a court of competent jurisdiction of an order or decree appointing a receiver, trustee, assignee, liquidator or similar official for AXA Financial or for substantially all of our property where such order or decree remains unstayed and in effect for 60 days; and

     - any other event of default provided for in the indenture with respect to the debt securities of such series.

     (Section 5.1 of each indenture.)

     The Trust indenture Act of 1939 and Section 6.6 of each indenture provide that the trustee will, within 90 days after the occurrence of a default in respect of any series of debt securities, give to the holders of that series written notice of all uncured and unwaived defaults known to it; provided that, except in the case of default in the payment of the principal of, premium on, if any, or interest on, if any, or any sinking fund installment or analogous obligation with respect to, any of the debt securities of that series, the trustee will be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interest of the holders of that series. "Default" means any event which is, or after notice or passage of time or both would be, an event of default with respect to debt securities of such series.

     Each indenture provides that the holders of a majority in aggregate principal amount of the outstanding debt securities of any series may, subject to limitations, direct the time, method and place of conducting proceedings for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, in respect of the debt securities of that series. (Section 5.8 of each indenture.)

     Each indenture includes a covenant that we will file annually with the trustee a certificate of compliance with all conditions and covenants under each indenture. (Section 9.6 of each indenture.)

     In certain cases, the holders of a majority in aggregate principal amount of the outstanding debt securities of a series may, by providing written notice to the trustee on behalf of the holders of all debt securities of that series, waive any past default or event of default, except for defaults or events of default not already cured in the payment of the principal of, or premium, if any, or interest on any of the debt securities of that series or any coupon related to such debt securities or compliance with certain covenants or provisions. (Section 5.7 of each indenture.)

MODIFICATION OF THE INDENTURES

     Each indenture contains provisions permitting us and the trustee to enter into one or more supplemental indentures without the consent of the holders of any of the debt securities in order to:

     - evidence the succession of another corporation to us and the assumption of our covenants and obligations by our successor;

     - add to our covenants for the benefit of the holders of debt securities or surrender any of our rights or powers;

     - add additional events of default with respect to any series of debt securities;

     - add to or change any provisions of the indenture to such extent as necessary to facilitate the issuance of debt securities in bearer form or in global form;

     - change or eliminate any provision of the indenture if such change or elimination does not affect any series of debt securities created prior to the execution of any such supplemental indenture that is entitled to the benefit of such provision;

     - secure the debt securities;

     - establish the form or terms of debt securities;

     - evidence and provide for successor trustees and/or to add to or change any provisions of the indenture to such extent as necessary to provide for or facilitate the appointment of a separate trustee or trustees for specific series of debt securities;

     - permit payment of principal, premium or interest in respect of debt securities in bearer form or coupons, if any, in the United States and other areas subject to its jurisdiction;

     - correct or supplement any inconsistent provisions or make any other provisions with respect to matters or questions arising under the indenture, provided that any such action does not adversely affect the interests of any holder of debt securities of any series;

     - in the case of the subordinated indenture, to modify the subordination provisions; or

     - in the case of the subordinated indenture, make certain provisions regarding conversion or exchange rights.

     (Section 8.1 of each indenture.)

     Each indenture also contains provisions permitting us and the trustee, with the consent of the holders of not less than a majority of the aggregate principal amount of the outstanding debt securities of the affected series, to execute supplemental indentures adding any provisions to or changing or eliminating any of the provisions of the indenture or modifying the rights of the holders of debt securities of that series. However, no supplemental indenture may, without the consent of the holders of all of the affected debt securities, among other things:

     - change the maturity of any debt securities;

     - change the currency in which such debt securities are payable;

     - reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof;

     - change the manner in which the amount of any principal thereof or premium, if any, or interest thereon is determined;

     - impair the right to institute suit for the enforcement of any payment on such debt securities at maturity or upon redemption;

     - reduce the percentage of the outstanding principal amount of debt securities the holders of which must consent to any such supplemental indenture;

     - modify the indenture provisions concerning modification of the indenture or the waiver of past defaults or specified covenants other than to increase the required percentage to effect a modification or provide that additional provisions may not be waived without the consent of each holder of that series of debt securities;

     - in the case of the subordinated indenture, modify the subordination provisions thereof in a manner adverse to the holders of junior subordinated debt securities then outstanding; or

     - in the case of the subordinated indenture, to modify the conversion or exchange rights of the holders of subordinated debt securities then outstanding.

     (Section 8.2 of each indenture.)

SATISFACTION AND DISCHARGE OF THE INDENTURES; DEFEASANCE

     Each indenture shall generally cease to be of any further effect with respect to a series of debt securities when we have delivered to the trustee for cancellation all debt securities of that series.

     Defeasance means discharge from all of our obligations under the indenture. Defeasance occurs when we deposit with the trustee sufficient cash or U.S. government securities to pay the principal, interest, any premium and any other sums due to the stated maturity date or a redemption date of the debt securities of a particular series.

     If this happens, the holders of the debt securities of the affected series will not be entitled to the benefits of the indenture except for registration of transfer and exchange of debt securities and replacement of lost, stolen or mutilated debt securities. Instead the holders will only be able to rely on the deposited funds or obligations for payment.

     Prior to the defeasance of our obligations under either indenture, we must deliver to the trustee:

     - an opinion of counsel to the effect that the deposit and related defeasance would not cause the holders of the debt securities to recognize income, gain or loss for federal income tax purposes; and

     - a ruling to such effect received from or published by the United States Internal Revenue Service if we are discharged from our obligations with respect to the debt securities.

     Covenant defeasance means discharge from our obligations arising under the restrictive covenants contained in the indenture with respect to a series of debt securities. If we deposit with the trustee sufficient cash or U.S. government securities to pay the principal, interest, any premium and any other sums due to the stated maturity date or a redemption date of the debt securities of a particular series, we will no longer be under any obligations to comply with the restrictive covenants contained in the indenture, and the events of default relating to failures to comply with covenants will no longer apply to us.

     Prior to the covenant defeasance, we must deliver to the trustee an opinion of counsel to the effect that the deposit and related covenant defeasance would not cause the holders of the debt securities to recognize income, gain or loss for federal income tax purposes.

PROVISIONS APPLICABLE ONLY TO SENIOR DEBT SECURITIES

  Ranking

     Senior debt securities will be direct, unconditional and unsecured obligations of AXA Financial and, except for certain debts required to be preferred by law will rank equal among themselves and equally with all other unsecured and unsubordinated obligations of AXA Financial. The senior debt securities will rank senior to subordinated obligations of AXA Financial, including any subordinated debt securities.

  Limitation on Liens

     The senior indenture provides that we will not, and will not permit certain of our subsidiaries to:

     - incur, issue, assume or guarantee any debt for money borrowed if such debt is secured by a pledge, mortgage, deed of trust or other lien, referred to collectively as liens, on any shares of stock or indebtedness of certain of our subsidiaries; or

     - secure any outstanding debt by a lien on any shares of stock or indebtedness of certain of our subsidiaries,

without providing that the debt securities offered under this prospectus are secured equally with such debt, except that these restrictions shall not apply to:

     - liens on any stock or indebtedness acquired in connection with a merger;

     - liens to secure debt of certain of our subsidiaries owed to us or certain of our subsidiaries; and

     - any extension, renewal or replacement of any lien referred to in the two proceeding clauses.

     (Section 9.8 of the senior indenture.)

     Notwithstanding the foregoing, we and our subsidiaries may, without securing the debt securities, issue, assume or guarantee secured debt which would otherwise be subject to the foregoing restrictions in an aggregate amount which, together with all other such debt of ours and our subsidiaries, does not at the time exceed 15% of our Consolidated Net Worth, as defined in the senior indenture. (Section 9.8 of the senior indenture.)

PROVISIONS APPLICABLE ONLY TO SUBORDINATED DEBT SECURITIES

  Ranking; Subordination

     In the subordinated indenture, AXA Financial will covenant and agree that any subordinated debt securities issued thereunder are subordinate and junior in right of payment to all senior debt, as defined below, to the extent provided in the subordinated indenture.

     Upon any payment or distribution of assets to creditors upon any liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors, marshaling of assets or any bankruptcy, insolvency, debt restructuring or similar proceedings in connection with any insolvency or bankruptcy proceeding of AXA Financial, the holders of senior debt will first be entitled to receive payment in full of principal of, and premium, if any, and interest, if any, on such senior debt before the holders of subordinated debt securities will be entitled to receive or retain any payment in respect of the principal of, and premium, if any, or interest, if any, on the subordinated debt securities. (Section 12.2 of the subordinated indenture.)

     In the event of the acceleration of the maturity of any subordinated debt securities, the holders of all senior debt outstanding at the time of such acceleration will first be entitled to receive payment in full of all amounts due thereon, including any amounts due upon acceleration, before the holders of subordinated debt securities will be entitled to receive any payment upon the principal of, or premium, if any, or interest, if any, on the subordinated debt securities. (Section 12.3 of the subordinated indenture.)

     No payments on account of principal, or premium, if any, or interest, if any, in respect of the subordinated debt securities may be made if:

     - there shall have occurred and be continuing a default in any payment with respect to senior debt; or

     - there shall have occurred and be continuing an event of default with respect to any senior debt resulting in the acceleration of the maturity thereof; or

     - any judicial proceeding shall be pending with respect to any such default.

     For purposes of the subordination provisions, the payment, issuance and delivery of cash, property or securities, other than stock and certain subordinated securities of AXA Financial, upon conversion of any subordinated debt security will be deemed to constitute payment on account of the principal of such subordinated debt security. (Sections 12.4 and 12.16 of the subordinated indenture.)

     When we use the term "debt" we mean, with respect to any person, whether recourse is to all or a portion of the assets of such person and whether or not contingent:

     - every obligation of such person for money borrowed;

     - every obligation of such person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses;

     - every reimbursement obligation of such person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such person;

     - every obligation of such person issued or assumed as the deferred purchase price of property or services (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business);

     - every capital lease obligation of such person; and

     - every obligation of the type referred to in the prior five clauses, of another person and all dividends of another person the payment of which, in either case, such person has guaranteed or is responsible or liable for, directly or indirectly, as obligor or otherwise.

     When we use the term "senior debt" we mean the principal of, and premium, if any, and interest, if any, including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to AXA Financial whether or not such claim for post-petition interest is allowed in such proceeding, on debt, whether incurred on or prior to the date of the indenture or thereafter incurred, unless, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such obligations are not superior in right of payment to the subordinated debt securities or to other debt which ranks equal in priority of payment with, or subordinated to, the subordinated debt securities; provided, however, that senior debt shall not be deemed to include:

     - any debt of AXA Financial which when incurred and without respect to any election under Section 1111(b) of the Bankruptcy code, was without recourse to AXA Financial,

     - any debt of AXA Financial to any of its subsidiaries,

     - debt to any employee of AXA Financial,

     - any liability for taxes, and

     - indebtedness or monetary obligations to trade creditors created or assumed by AXA Financial or any of its subsidiaries in the ordinary course of business in connection with the obtaining of materials or services.

     The subordinated indenture provides that the foregoing subordination provisions, insofar as they relate to any particular issue of subordinated debt securities, may be changed prior to such issuance. Any such change would be described in the prospectus supplement relating to such subordinated debt securities. (Section 3.1 of the subordinated indenture.)

RECORD DATES

     We will generally be entitled to set any date as the record date for the purpose of determining the holders of debt securities entitled to give or take any action under either indenture in the manner specified in such indenture. If a record date is set, action may only be taken by persons who are holders of debt securities on the record date. Also, unless otherwise specified in the prospectus supplement applicable to a series of debt securities, to be effective, any action must become effective under the applicable indenture within six months of the record date. (Section 1.4(f) of each indenture.)

NOTICE

     Notices to holders of debt securities will be given by mail to the addresses of holders appearing in the applicable securities register. We and the trustee may treat the person in whose name a debt security is registered as the owner thereof for all purposes. (Sections 1.6 and 3.8 of each indenture.)

GOVERNING LAW

     Each indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York. (Section 1.11 of each indenture.)

CONSOLIDATION, MERGER OR TRANSFER OF ASSETS

     Each indenture provides that we may not merge or consolidate with or into any other corporation or other entity or lease or transfer all or substantially all of our assets, unless:

     - the entity formed by or surviving such consolidation or merger or to which the lease or transfer is made is a corporation organized under the laws of the United States, any state thereof or the District of Columbia; and

     - immediately after giving effect to such transaction, no default or event of default exists.

     We must deliver to the trustee prior to such transaction an officer's certificate to the foregoing effect and an opinion of counsel stating that such transaction and supplemental indenture complies with the indenture and that all conditions precedent under the indenture to the consummation of such transaction have been met.

     Upon any such consolidation, merger or transfer, the successor corporation formed by such consolidation or into which we are merged or to which such transfer is made shall succeed to and be substituted for us under the indenture. (Section 7.1 of each indenture.)

CONCERNING THE TRUSTEES

     The Chase Manhattan Bank is trustee under the senior indenture and Bank One Trust Company under the subordinated indenture. We may from time to time maintain credit facilities, and have other customary banking relationships with The Chase Manhattan Bank and Bank One Trust Company, the trustee under the senior and subordinated indentures, respectively.

                              PLAN OF DISTRIBUTION

     We may sell our debt securities through agents, underwriters, dealers or directly to purchasers.

     Agents who we designate may solicit offers to purchase our debt securities.

     - We will name any agent involved in offering in offering or selling our securities, and any commissions that we will pay to the agent, in our prospectus supplement.

     - Unless we indicate otherwise in our prospectus supplement, our agents will act on a best efforts basis for the period of their appointment.

     - Our agents may be deemed to be underwriters under the Securities Act of any of our debt securities that they offer or sell.

     We may use an underwriter or underwriters in the offer or sale of our debt securities.

     - If we use an underwriter or underwriters, we will execute an underwriting agreement with the underwriter or underwriters at the time that we reach an agreement for the sale of our debt securities.

     - We will include the names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transactions, including the compensation the underwriters and dealers will receive, in our prospectus supplement.

     - The underwriters will use our prospectus supplement to sell our debt securities.

     We may use a dealer to sell our debt securities.

     - If we use a dealer, we, as principal, will sell our debt securities to the dealer.

     - The dealer will then sell our debt securities to the public at varying prices that the dealer will determine at the time it sells our debt securities.

     - We will include the name of the dealer and the terms of our transactions with the dealer in our prospectus supplement.

     We will conduct the offering of our debt securities in accordance with
Section 2720 of the NASD Conduct Rules.

     We may solicit directly offers to purchase our debt securities, and we may directly sell our debt securities to institutional or other investors. We will describe the terms of our direct sales in our prospectus supplement.

     We may indemnify agents, underwriters, and dealers against certain liabilities, including liabilities under the 1933 Act. Our agents, underwriters, and dealers, or their affiliates, may be customers of, engage in transactions with or perform services for us, in the ordinary course of business.

     We may authorize our agents and underwriters to solicit offers by certain institutions to purchase our debt securities at the public offering price under delayed delivery contracts.

     - If we use delayed delivery contracts, we will disclose that we are using them in the prospectus supplement and will tell you when we will demand payment and delivery of the debt securities under the delayed delivery contracts.

     - These delayed delivery contracts will be subject only to the conditions that we set forth in the prospectus supplement.

     - We will indicate in our prospectus supplement, the commission that underwriters and agents soliciting purchases of our debt securities under delayed contracts will be entitled to receive.

     This Prospectus, together with the prospectus supplement, may also be used by Donaldson, Lufkin & Jenrette Securities Corporation in connection with offers and sales of securities related to market-making transactions by and through Donaldson, Lufkin & Jenrette Securities Corporation, at negotiated prices related to prevailing market prices at the time of sale or otherwise. Donaldson, Lufkin & Jenrette Securities Corporation may act as principal or agent in such transactions.

                                 LEGAL MATTERS

     Unless otherwise indicated in the applicable prospectus supplement, the validity of the Offered Securities will be passed upon for AXA Financial by Debevoise & Plimpton, New York, New York. Debevoise & Plimpton from time to time provides legal services to AXA Financial and its subsidiaries.

                                    EXPERTS

     The consolidated financial statements and financial statement schedules of AXA Financial as of December 31, 1999 and 1998 and for each of the three years in the period ended December 31, 1999 incorporated herein by reference to the Annual Report on Form 10-K of AXA Financial for the year ended December 31, 1999 have been so incorporated in reliance on the reports of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                      WHERE YOU CAN FIND MORE INFORMATION

     This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission. The registration statement, including the attached exhibits, contains additional relevant information about us. The rules and regulations of the Securities and Exchange Commission allow us to omit some of the information about AXA Financial. In addition, AXA Financial files reports, proxy statements and other information with the Securities and Exchange Commission. This information may be inspected and copied at the public reference facilities maintained by the Securities and Exchange Commission at:

     - Room 1024, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C.
       20549;

     - 7 World Trade Center, 13th Floor, Suite 1300, New York, New York 10048;
       and

     - Suite 1400, Northwestern Atrium Center, 14th Floor, 500 West Madison Street, Chicago, Illinois 60611.

Copies of such material can be obtained at prescribed rates from the Public Reference Section of the Securities and Exchange Commission at Room 1024, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549. Such material may also be accessed electronically by means of the Securities and Exchange Commission's home page on the Internet at http://www.sec.gov.

     Our common stock is listed on the New York Stock Exchange, Inc. and reports and other information concerning us can also be inspected at the office of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

                           INCORPORATION BY REFERENCE

     The rules of the Securities and Exchange Commission allow us to incorporate by reference information into this prospectus. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the Securities and Exchange Commission will automatically update and supercede this information. This prospectus incorporates by reference the documents listed below.

     - AXA Financial's Annual Report on Form 10-K for the year ended December 31, 1999;

     - AXA Financial's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2000 and June 30, 2000;

     - AXA Financial's Current Report on Form 8-K dated July 10, 1997 and Registration Statement on Form 8-A, dated May 26, 1992, incorporating the description of AXA Financial's common stock in AXA Financial's Registration Statement on Form S-1 (Registration No. 33-48115);

     - AXA Financial's Current Reports on Form 8-K, dated July 24, 2000 and August 1, 2000; and

     - all documents filed by AXA Financial pursuant to Section 13(a), 13(c) 14 and 15(d) of the Exchange Act after the date of this prospectus.

     We will provide without charge to each person to whom a copy of this prospectus is delivered, upon written or oral request of such person, a copy of any or all of the documents referred to above which have been or may be incorporated by reference in this prospectus (other than certain exhibits to such documents). Requests for such documents should be directed to AXA Financial, Inc., 1290 Avenue of the Americas, New York, New York 10104,
Attention: Corporate Secretary (Telephone: (212) 554-1234).
                            ------------------------

     No person has been authorized to give any information or to make any representations, other than those contained or incorporated by reference in this prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by AXA Financial, or any underwriter, agent or dealer. Neither the delivery of this prospectus nor any sale made hereunder shall under any circumstances create any implication that there has been no change in the affairs of AXA Financial since the date hereof or that the information contained or incorporated by reference herein is correct as of any time subsequent to the date of such information. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

        THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND WE ARE NOT SOLICITING OFFERS TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                  SUBJECT TO COMPLETION, DATED AUGUST 28, 2000

PROSPECTUS

                              [AXA FINANCIAL LOGO]

                              AXA FINANCIAL, INC.

                      JUNIOR SUBORDINATED DEBT SECURITIES
                         AXA FINANCIAL CAPITAL TRUST I
                         AXA FINANCIAL CAPITAL TRUST II
                        AXA FINANCIAL CAPITAL TRUST III
                         AXA FINANCIAL CAPITAL TRUST IV
                        PREFERRED SECURITIES GUARANTEED
                        AS DESCRIBED IN THIS PROSPECTUS
                   AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT
                             BY AXA FINANCIAL, INC.

     By this prospectus, we may offer from time to time up to $1,920,000,000 of any combination of the securities described in this prospectus.

     The AXA Financial trusts are Delaware business trusts. Each trust may from time to time:

     - sell preferred securities representing undivided beneficial interests in the trust to the public;

     - sell common securities representing undivided beneficial interests in the trust to AXA Financial, Inc.;

     - use the proceeds from these sales to buy an equal principal amount of junior subordinated debentures of AXA Financial, Inc.;

     - distribute the cash payments it receives on the junior subordinated debentures it owns to the holders of the preferred and common securities.

     For each preferred security that you own, you will receive cumulative cash distributions at a rate set forth in the accompanying prospectus supplement on the liquidation amount of the preferred security. The liquidation amount per preferred security will be set forth in the accompanying prospectus supplement.

     AXA Financial, Inc. will fully and unconditionally guarantee the payment by the trust of the preferred securities based on obligations discussed in this prospectus. This is called the preferred securities guarantee.

     We will provide specific terms of these securities in supplements to this prospectus. You should read this prospectus and any supplement carefully before you invest.

     We will not use this prospectus to confirm sales of any securities unless it is attached to a prospectus supplement.

     Unless we state otherwise in a prospectus supplement, we will not list any of these securities on any securities exchange.

     Neither the Securities and Exchange Commission nor any state securities commission has determined whether this prospectus is truthful or complete. nor have they made, nor will they make, any determination as to whether anyone should buy these securities. any representation to the contrary is a criminal offense.

                    THE DATE OF THIS PROSPECTUS IS   , 2000.

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
About This Prospectus.......................................    2
AXA Financial...............................................    2
Use of Proceeds.............................................    2
Ratios of Earnings to Fixed Charges and Earnings to Combined
  Fixed Charges and
  Preferred Stock Dividends.................................    3
The AXA Financial Trusts....................................    3
Description of the Preferred Securities.....................    7
Description of the Preferred Securities Guarantees..........    8
Description of the Junior Subordinated Debt Securities......   12
Plan of Distribution........................................   21
Legal Matters...............................................   22
Experts.....................................................   23
Where You Can Find More Information.........................   23
Incorporation by Reference..................................   23

                             ABOUT THIS PROSPECTUS

     This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission utilizing a "shelf" registration process. Under this shelf process, we may sell the securities described in the prospectus from time to time. This prospectus provides you with a general description of the securities we may offer. We may also add, update or change information contained in this prospectus through a supplement to this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a prospectus supplement. You should read both this prospectus and any prospectus supplement together with additional information described under the heading "Where You Can Find More Information."

                                 AXA FINANCIAL

     For the purpose of this prospectus, "AXA Financial," "we," "us," "our" or similar terms mean AXA Financial, Inc. Our name changed on September 3, 1999 from "The Equitable Companies Incorporated" to AXA Financial, Inc.

     AXA Financial and its subsidiaries are a diversified financial services organization offering a broad spectrum of financial advisory, insurance, investment banking and brokerage and asset management services. We are one of the world's largest asset managers, with total assets under management of approximately $483.67 billion at June 30, 2000. Our financial advisory and insurance business is conducted principally by our wholly-owned subsidiaries, AXA Advisors, LLC, AXA Network, LLC, and The Equitable Life Assurance Society of the United States ("Equitable Life") and its subsidiaries, including Equitable Distributors, Inc. and The Equitable of Colorado, Inc. Our investment banking and brokerage business is conducted by Donaldson, Lufkin & Jenrette, Inc., in which we owned on a consolidated basis at June 30, 2000 an approximate 69.3% interest. Our investment management business is conducted by Alliance Capital Management L.P. ("Alliance"), in which we owned, on a consolidated basis for the completion of the acquisition at June 30, 2000, an approximate 63.5% interest and, as of that date, on a pro forma basis completion of the acquisition of Sanford C. Bernstein by Alliance, an approximate 53.0% interest.

     AXA, a French holding company of an international group of insurance and related financial service companies, is our largest shareholder, beneficially owning (together with certain of its affiliates) at June 30, 2000 approximately 60.3% of the outstanding shares of our common stock. We are a Delaware corporation with our principal headquarters located at 1290 Avenue of the Americas, New York, New York 10104 (Telephone: (212) 554-1234).

                                USE OF PROCEEDS

     Each AXA Financial Trust will use all proceeds received from the sale of its trust securities to purchase junior subordinated debt securities from AXA Financial.

     Unless otherwise set forth in the applicable prospectus supplement, proceeds from the sale of junior subordinated debt securities will be used by us for general corporate purposes and initially may be temporarily invested in short-term securities.

                               RATIOS OF EARNINGS
                   TO FIXED CHARGES AND EARNINGS TO COMBINED
                  FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

     The following table sets forth the ratios of earnings to fixed charges and earnings to combined fixed charges and preferred stock dividends for AXA Financial for the periods indicated.

                                                SIX MONTHS
                                                   ENDED            YEARS ENDED DECEMBER 31,
                                                 JUNE 30,     -------------------------------------
                                                   2000       1999    1998    1997    1996    1995
                                                -----------   -----   -----   -----   -----   -----
Ratio of earnings to fixed charges(1).........     1.325      1.417   1.346   1.262   1.173   1.237
Ratio of earnings to combined fixed charges
  and preferred stock dividends(1)............     1.325      1.417   1.346   1.255   1.158   1.220

---------------
(1) For purposes of determining the historical ratios of earnings to fixed charges and of earnings to combined fixed charges and preferred stock dividends, earnings consist of earnings from continuing operations before Federal income taxes, minority interest and cumulative effect of accounting change adjusted for (i) excess of equity in income of unconsolidated investees over distributed income and (ii) equity in losses of unconsolidated investees, plus fixed charges. Fixed charges consist of interest expense on long-and short-term debt, amortization of deferred debt expenses plus the portion of operating lease rentals, net of income from subleases, representative of the interest factor. The inclusion of Interest Credited to Policyholders' Account Balances in the ratios presented above would not have a material effect on such ratios.

                            THE AXA FINANCIAL TRUSTS

     Each of AXA Financial Capital Trust I, AXA Financial Capital Trust II, AXA Financial Capital Trust III and AXA Financial Capital Trust IV is a statutory business trust formed on January 16, 1998 under the Delaware Business Trust Act pursuant to a separate declaration of trust among the trustees of such AXA Financial trust and AXA Financial and the filing of a certificate of trust with the Secretary of State of the State of Delaware. Subsequent to the formation of each trust we filed a certificate of amendment to each certificate of trust with the Secretary of State of the State of Delaware to reflect a change in the name of each trust. Such declaration will be amended and restated in its entirety, as so amended and restated, referred to as the "declaration," substantially in the form filed as an exhibit to the Registration Statement of which this prospectus forms a part, as of the date the preferred securities of such trust are initially issued. Each declaration will be qualified under the Trust indenture Act of 1939, as amended, which we refer to as the "Trust Indenture Act."

     This description summarizes the material terms of the declarations and is qualified in its entirety by reference to the form of declaration, which has been filed as an exhibit to the Registration Statement of which this prospectus is a part, and the Trust Indenture Act.

TRUST SECURITIES

     Upon issuance of any preferred securities by a trust, the holders thereof will own all of the issued and outstanding preferred securities of that trust. AXA Financial will acquire, directly or indirectly, securities representing common undivided beneficial interests in the assets of each trust, which we refer to as the common securities, in an amount equal to at least 3% of the total capital of that trust and will own, directly or indirectly, all of the issued and outstanding common securities of that trust. The preferred securities and the common securities, which together we refer to as the trust securities, will rank equal in priority of payment with each other and will have equivalent terms; except that:

     - if a declaration event of default, as defined herein, under the declaration of a trust occurs and is continuing, the holders of preferred securities of such trust will have a priority over holders of the common securities of such trust with respect to payments in respect of distributions and payments upon liquidation, redemption and maturity; and

     - holders of common securities have the exclusive right, subject to the terms of the declaration, to appoint, remove or replace the trustees and to increase or decrease the number of trustees.

     Each trust exists for the purpose of

     - issuing its preferred securities;

     - issuing its common securities to AXA Financial;

     - investing the gross proceeds from the sale of the trust securities in junior subordinated debt securities of AXA Financial; and

     - engaging in only such other activities as are necessary, convenient or incidental thereto.

     The rights of the holders of the preferred securities, including economic rights, rights to information and voting rights, are set forth in the applicable declaration, the Delaware Business Trust Act and the Trust Indenture Act.

POWERS AND DUTIES OF TRUSTEES

     The number of trustees of each trust shall initially be five. Three of such trustees, referred to as the regular trustees, are individuals who are employees or officers of AXA Financial or its subsidiaries. The fourth such trustee will be The Bank of New York, which is unaffiliated with AXA Financial and which will serve as the property trustee and act as the indenture trustee for purposes of the Trust Indenture Act. The fifth such trustee, referred to as the Delaware trustee, is an affiliate of The Bank of New York that has its principal place of business in the State of Delaware. Pursuant to each declaration, legal title to the junior subordinated debt securities purchased by a trust will be held by the property trustee (as defined below) for the benefit of the holders of the trust securities of such trust, and the property trustee will have the power to exercise all rights, powers and privileges under the indenture with respect to the junior subordinated debt securities. In addition, the property trustee will maintain exclusive control of a segregated non-interest bearing bank account, referred to as the "property account", to hold all payments in respect of the junior subordinated debt securities purchased by a trust for the benefit of the holders of trust securities of such trust. The property trustee will promptly make distributions to the holders of the trust securities out of funds from the property account. The preferred securities guarantees are separately qualified under the Trust Indenture Act and will be held by The Bank of New York, acting in its capacity as indenture trustee with respect thereto, for the benefit of the holders of the applicable preferred securities. As used in this prospectus and any accompanying prospectus supplement, the term "property trustee" with respect to a trust refers to The Bank of New York acting either in its capacity as a trustee under the relevant declaration and the holder of legal title to the junior subordinated debt securities purchased by that trust or in its capacity as indenture trustee under, and the holder of, the applicable preferred securities guarantee, as the context may require. AXA Financial, as the direct or indirect owner of all of the common securities of each trust, will have the exclusive right, subject to the terms of the related declaration, to appoint, remove or replace trustees and to increase or decrease the number of trustees, provided that the number of trustees shall be at least five and the majority of trustees shall be regular trustees. The term of a trust will be set forth in the prospectus supplement, but may terminate earlier as provided in such declaration.

     The duties and obligations of the trustees of a trust shall be governed by the declaration of such trust, the Delaware Business Trust Act and the Trust Indenture Act. Under its declaration, each trust shall not, and the trustees shall cause such trust not to, engage in any activity other than in connection with the purposes of such trust or other than as required or authorized by the related declaration. In particular, each trust shall not and the trustees shall not:

     - invest any proceeds received by such trust from holding the junior subordinated debt securities purchased by such trust but shall promptly distribute from the property account all such proceeds to holders of trust securities pursuant to the terms of the related declaration and of the trust securities;

     - acquire any assets other than as expressly provided in the related declaration;

     - possess trust property for other than a trust purpose;

     - make any loans, other than loans represented by the junior subordinated debt securities;

     - possess any power or otherwise act in such a way as to vary the assets of such trust or the terms of its trust securities in any way whatsoever;

     - issue any securities or other evidences of beneficial ownership of, or beneficial interests in, such trust other than its trust securities;

     - incur any indebtedness for borrowed money; or

     - in the case of the following four clauses, unless the property trustee shall have received a written opinion of nationally recognized independent tax counsel recognized as expert in such matters to the effect that such action will not cause such trust to fail to be classified as a grantor trust for United States Federal income tax purposes:

         - direct the time, method and place of exercising any trust or power conferred upon the indenture trustee with respect to the junior subordinated debt securities deposited in that trust as trust assets or upon the property trustee of that trust with respect to its preferred securities;

         - waive any past default that is waivable under the junior subordinated indenture or the declaration;

         - exercise any right to rescind or annul any declaration under the indenture that the principal of all of the junior subordinated debt securities deposited in that trust as trust assets shall be due and payable; or

         - consent to any amendment, modification or termination of the junior subordinated indenture or such junior subordinated debt securities or the declaration, in each case where such consent shall be required.

BOOKS AND RECORDS

     The books and records of each trust will be maintained at the principal office of such trust and will be open for inspection by a holder of preferred securities of such trust or his representative for any purpose reasonably related to his interest in such trust during normal business hours. Each holder of preferred securities will be furnished annually with unaudited financial statements of the applicable trust as soon as available after the end of such trust's fiscal year.

VOTING

     Except as provided under the Delaware Business Trust Act, the declaration and the Trust Indenture Act, holders of preferred securities will have no voting rights.

THE PROPERTY TRUSTEE

     The property trustee, for the benefit of the holders of the trust securities of a trust, is authorized under each declaration to exercise all rights under the indenture with respect to the junior subordinated debt securities deposited in such trust as trust assets, including its rights as the holder of such junior subordinated debt securities to enforce AXA Financial's obligations under such junior subordinated debt securities upon the occurrence of an event of default under the indenture. The property trustee shall also be authorized to enforce the rights of holders of preferred securities of a trust under the related preferred securities guarantee. If any trust's failure to make distributions on the preferred securities of a trust is a consequence of AXA Financial's exercise of any right under the terms of the junior subordinated debt securities deposited in such trust as trust assets to extend the interest payment period for such junior subordinated debt securities, the property trustee will have no right to enforce the payment of distributions on such preferred securities until an event of default under a declaration shall have occurred. Holders of at least a majority in liquidation amount of the preferred securities held by a trust will have the right to direct the property trustee for that trust with respect to certain matters under the declaration for that trust and the related preferred securities guarantee. If the property trustee fails to enforce its rights under the indenture or fails to enforce the preferred securities guarantee, to the extent permitted by applicable law, any holder of preferred securities may institute a legal proceeding against AXA Financial to enforce such rights or the preferred securities guarantee, as the case may be. In addition, the holders of at least 25% in aggregate liquidation preference of the outstanding preferred securities would have the right to directly institute proceedings for enforcement of payment to such holders of principal of, or premium, if any, or interest on the junior subordinated debentures having a principal amount equal to the aggregate liquidation preference of the preferred securities of such holders.

DISTRIBUTIONS

     Pursuant to each declaration, distributions on the preferred securities of a trust must be paid on the dates payable to the extent that the property trustee for that trust has cash on hand in the applicable property account to permit such payment. The funds available for distribution to the holders of the preferred securities of a trust will be limited to payments received by the property trustee in respect of the junior subordinated debt securities that are deposited in the trust as trust assets. If AXA Financial does not make interest payments on the junior subordinated debt securities deposited in a trust as trust assets, the property trustee will not make distributions on the preferred securities of such trust. Under the declaration, if and to the extent AXA Financial does make interest payments on the junior subordinated debt securities deposited in a trust as trust assets, the property trustee is obligated to make distributions on the trust securities of such trust on a pro rata basis, as defined below. The payment of distributions on the preferred securities of a trust is guaranteed by AXA Financial on a subordinated basis as and to the extent described below under "Description of the Preferred Securities Guarantee." The preferred securities guarantee is a full and unconditional guarantee from the time of issuance of the applicable preferred securities, but the preferred securities guarantee covers distributions and other payments on the applicable preferred securities only if and to the extent that AXA Financial has made a payment to the property trustee of interest or principal on the junior subordinated debt securities deposited in the trust as trust assets. As used in this prospectus, the term "pro rata basis" shall mean pro rata to each holder of trust securities of a trust according to the aggregate liquidation amount of the trust securities of such trust held by the relevant holder in relation to the aggregate liquidation amount of all trust securities of such trust outstanding unless, in relation to a payment, a declaration event of default under the declaration has occurred and is continuing, in which case any funds available to make such payment shall be paid first to each holder of the preferred securities of such trust pro rata according to the aggregate liquidation amount of the preferred securities held by the relevant holder in relation to the aggregate liquidation amount of all the preferred securities of such trust outstanding, and only after satisfaction of all amounts owed to the holders of such preferred securities, to each holder of common securities of such trust pro rata according to the aggregate liquidation amount of such common securities held by the relevant holder in relation to the aggregate liquidation amount of all common securities of such trust outstanding.

DECLARATION EVENTS OF DEFAULT

     If an event of default under the indenture occurs and is continuing with respect to junior subordinated debt securities deposited in a trust as trust assets, an event of default under the declaration of such trust, which we refer to as a declaration event of default, will occur and be continuing with respect to any outstanding trust securities of such trust. In such event, each declaration provides that the holders of common securities of such trust will be deemed to have waived any such declaration event of default under the declaration with respect to the common securities until all declaration events of default under the declaration with respect to the preferred securities of such trust have been cured or waived. Until all such events of default under such declarations with respect to the preferred securities of such trust have been so cured or waived, the property trustee will be deemed to be acting solely on behalf of the holders of the preferred securities of such trust and only the holders of such preferred securities will have the right to direct the property trustee with respect to certain matters under such declaration and consequently under the indenture. In the event that any declaration event of default with respect to the preferred securities of such trust is waived by the holders of the preferred securities of such trust as provided in the declaration, the holders of common securities pursuant to such declaration have agreed that such waiver also constitutes a waiver of such declaration event of default with respect to the common securities for all purposes under the declaration without any further act, vote or consent of the holders of the common securities.

RECORD HOLDERS

     Each declaration provides that the trustees of such trust may treat the person in whose name a certificate representing its preferred securities is registered on the books and records of such trust as the sole holder thereof and of the preferred securities represented thereby for purposes of receiving distributions and for all other purposes and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such certificate or in the preferred securities represented thereby on the part of any person, whether or not such trust shall have actual or other notice thereof. Preferred securities will be issued in fully registered form. Unless otherwise specified in a prospectus supplement, preferred securities will be represented by a global certificate registered on the books and records of such trust in the name of a depositary named in an accompanying prospectus supplement or its nominee. Under each declaration:

     - such trust and the trustees thereof shall be entitled to deal with the depositary (or any successor depositary) for all purposes, including the payment of distributions and receiving approvals, votes or consents under the related declaration, and except as set forth in the related declaration with respect to the property trustee, shall have no obligation to persons owning a beneficial interest in preferred securities (referred to as preferred security beneficial owners) registered in the name of and held by the depositary or its nominee; and

     - the rights of preferred security beneficial owners shall be exercised only through the depositary (or any successor depositary) and shall be limited to those established by law and agreements between such preferred security beneficial owners and the depositary and/or its participants. With respect to preferred securities registered in the name of and held by the depositary or its nominee, all notices and other communications required under each declaration shall be given to, and all distributions on such preferred securities shall be given or made to, the depositary (or its successor).

     The specific terms of the depositary arrangement with respect to the preferred securities will be disclosed in the applicable prospectus supplement.

DEBTS AND OBLIGATIONS OF A TRUST

     In the junior subordinated indenture, AXA Financial in its capacity as issuer of the junior subordinated debt securities held by a trust as trust assets has agreed to pay for all debts and obligations (other than with respect to the trust securities) and all costs and expenses of such trust, including the fees and expenses of its trustees and any taxes and all costs and expenses with respect thereto, to which such trust may become subject, except for United States withholding taxes.

     The business address of each trust is c/o The Bank of New York, White Clay Center, Route 273, Newark, Delaware 19711, telephone number (302) 283-8079.

                    DESCRIPTION OF THE PREFERRED SECURITIES

     Each trust may issue, from time to time, only one series of preferred securities having terms described in the prospectus supplement relating thereto. The declaration of each trust authorizes the regular trustees of such trust to issue on behalf of such trust one series of preferred securities. Each declaration will be qualified as an indenture under the Trust Indenture Act. The preferred securities will have such terms, including distributions, redemption, voting, liquidation rights and such other preferred, deferred or other special rights or such restrictions as shall be set forth in the related declaration or made part of such declaration by the Trust Indenture Act. Reference is made to the prospectus supplement relating to the preferred securities of a trust for specific terms, including:

     - the specific designation of such preferred securities;

     - the number of preferred securities issued by such trust;

     - the annual rate, or method of calculation thereof, for distributions on preferred securities issued by such trust, the date or dates upon which such distributions shall be payable and the record date or dates for the payment of such distributions;

     - whether distributions on preferred securities issued by such trust shall be cumulative, and, in the case of preferred securities having such cumulative distribution rights, the date or dates or method of determining the date or dates from which distributions on preferred securities issued by such trust shall be cumulative;

     - the amount or amounts which shall be paid out of the assets of such trust to the holders of preferred securities of such trust upon voluntary or involuntary dissolution, winding-up or termination of such trust;

     - the obligation or right, if any, of such trust to purchase or redeem preferred securities issued by such trust and the price or prices at which, the period or periods within which and the terms and conditions upon which preferred securities issued by such trust shall or may be purchased or redeemed, in whole or in part, pursuant to such obligation or right;

     - the voting rights, if any, of preferred securities issued by such trust in addition to those required by law, including the number of votes per preferred security and any requirement for the approval by the holders of preferred securities, or of preferred securities issued by one or more trusts, or of both, as a condition to specified actions or amendments to the declaration of such trust; and

     - any other relevant rights, preferences, privileges, limitations or restrictions of preferred securities issued by such trust consistent with the declaration of such trust or with applicable law.

     All preferred securities offered hereby will be guaranteed by AXA Financial as and to the extent set forth below under "Description of the Preferred Securities Guarantees." Certain United States Federal income tax considerations applicable to any offering of preferred securities will be described in the prospectus supplement relating thereto.

     In connection with the issuance of preferred securities, each trust will issue one series of common securities. The declaration of each trust authorizes the regular trustees of such trust to issue on behalf of such trust one series of common securities having such terms including distributions, redemption, voting, liquidation rights or such restrictions as shall be set forth therein. The terms of the common securities issued by a trust will be substantially identical to the terms of the preferred securities issued by such trust and the common securities will rank equal in priority of payment, and payments will be made thereon on a pro rata basis with the preferred securities except that if an event of default under the declaration occurs and is continuing, the rights of the holders of such common securities to payment in respect of distributions and payments upon liquidation, redemption and maturity will be subordinated to the rights of the holders of such preferred securities. Except in certain limited circumstances, the common securities issued by a trust will also carry the right to vote and to appoint, remove or replace any of the trustees of that trust. All of the common securities of a trust will be directly or indirectly owned by AXA Financial.

               DESCRIPTION OF THE PREFERRED SECURITIES GUARANTEES

     Set forth below is a summary of information concerning the preferred securities guarantees that will be executed and delivered by AXA Financial for the benefit of the holders from time to time of preferred securities. Each preferred security guarantee will be separately qualified under the Trust Indenture Act and will be held by The Bank of New York, acting in its capacity as indenture trustee with respect thereto, for the benefit of holders of the preferred securities of the applicable trust. The terms of each preferred securities guarantee will be those set forth in such preferred securities guarantee and those made part of such guarantee by the Trust Indenture Act. This description summarizes the material terms of the preferred securities guarantees and is qualified in its entirety by reference to the form of preferred securities guarantee, which is filed as an exhibit to the Registration Statement of which this prospectus forms a part, and the Trust Indenture

Act. Section and Article references used herein are references to the provisions of the form of preferred securities guarantee.

GENERAL

     Pursuant to each preferred securities guarantee, AXA Financial will irrevocably and unconditionally agree, to the extent set forth therein, to pay in full, to the holders of the preferred securities issued by a trust, the guarantee payments, as defined therein, without duplication of amounts theretofore paid by such trust, regardless of any defense, right of set-off or counterclaim that such trust may have or assert. The following payments or distributions with respect to preferred securities issued by a trust to the extent not paid or made by such trust, the "guarantee payments", will be subject to the preferred securities guarantee, without duplication:

     - any accrued and unpaid distributions on such preferred securities, and the redemption price, including all accrued and unpaid distributions to the date of redemption, with respect to any preferred securities called for redemption by such trust but if and only to the extent that in each case AXA Financial has made a payment to the related property trustee of interest or principal on the junior subordinated debt securities deposited in such trust as trust assets and

     - upon a voluntary or involuntary dissolution, winding-up or termination of such trust, other than in connection with the distribution of such junior subordinated debt securities to the holders of preferred securities or the redemption of all of the preferred securities upon the maturity or redemption of such junior subordinated debt securities, the lesser of:

         - the aggregate of the liquidation amount and all accrued and unpaid distributions on such preferred securities to the date of payment, to the extent such trust has funds available therefor; and

         - the amount of assets of such trust remaining available for distribution to holders of such preferred securities in liquidation of such trust.

     AXA Financial's obligation to make a guarantee payment may be satisfied by direct payment of the required amounts by AXA Financial to the holders of preferred securities or by causing the applicable trust to pay such amounts to such holders.

     The preferred securities guarantee is a full and unconditional guarantee from the time of issuance of the applicable preferred securities, but the preferred securities guarantee covers distributions and other payments on such preferred securities only if and to the extent that AXA Financial has made a payment to the property trustee of interest or principal on the junior subordinated debt securities deposited in the applicable trust as trust assets. If AXA Financial does not make interest or principal payments on the junior subordinated debt securities deposited in the applicable trust as trust assets, the property trustee will not make distributions of the preferred securities of such trust and the trust will not have funds available therefor.

     AXA Financial's obligations under the declaration for each trust, the preferred securities guarantee issued with respect to preferred securities issued by that trust, the junior subordinated debt securities purchased by that trust and the related junior subordinated indenture, as defined below, in the aggregate will provide a full and unconditional guarantee on a subordinated basis by AXA Financial of payments due on the preferred securities issued by that trust.

CERTAIN COVENANTS OF AXA FINANCIAL

     Unless otherwise provided in the applicable prospectus supplement, in each preferred securities guarantee, AXA Financial will covenant and agree that, so long as any preferred securities issued by the applicable trust remain outstanding, AXA Financial will not declare or pay any dividends on, or redeem, purchase, acquire or make any distribution, liquidation or guarantee payment with respect to its capital stock, if at any time AXA Financial shall:

     - have failed to make any payment of interest, principal or premium on the related junior subordinated debt securities when due, after giving effect to any grace period for payment thereof as provided in Section 5.1 of the junior subordinated indenture;

     - have given notice of its election to defer payments of interest on such junior subordinated debt securities held by such trust as trust assets by extending the interest payment period as provided in the terms of the junior subordinated debt securities and such period, or any extension thereof, is continuing; or

     - be in default with respect to its guarantee payments under the related preferred securities guarantee;

     provided, that AXA Financial may:

     - make redemptions, purchases, retirements, acquisitions or distributions in shares of its capital stock or redemptions, purchases or acquisitions of shares of its common stock for purposes of any employee benefit plan or program of AXA Financial or any subsidiary; and

     - pay accrued dividends, and cash in lieu of fractional shares, upon the conversion of any of its preferred stock as may be outstanding from time to time, in accordance with the terms of such stock.

     The term "capital stock" shall include AXA Financial's common stock and any issue of preferred stock from time to time outstanding but shall not include any indebtedness of any kind, whether or not convertible or exchangeable for shares of common stock or preferred stock.

     In addition, so long as any preferred securities remain outstanding, AXA Financial has agreed

     - to remain the sole direct or indirect owner of all of the outstanding common securities issued by the applicable trust and shall not cause or permit the common securities to be transferred except to the extent permitted by the related declaration; provided that any permitted successor of AXA Financial under the indenture may succeed to AXA Financial's ownership of the common securities issued by the applicable trust; and

     - to use reasonable efforts to cause such trust to continue to be treated as a grantor trust for United States Federal income tax purposes except in connection with a distribution of junior subordinated debt securities.

     (Section 6.1 of the preferred securities guarantee.)

AMENDMENTS AND ASSIGNMENT

     Except with respect to any changes that do not adversely affect the rights of holders of preferred securities (in which case no consent will be required), each preferred securities guarantee may be amended only with the prior approval of the holders of not less than 66 2/3% in liquidation amount of the outstanding preferred securities issued by the applicable trust. (Section 9.2 of the junior subordinated indenture.) The manner of obtaining any such approval of holders of such preferred securities will be set forth in an accompanying prospectus supplement. All guarantees and agreements contained in a preferred securities guarantee shall bind the successors, assignees, receivers, trustees and representatives of AXA Financial and shall inure to the benefit of the holders of the preferred securities of the applicable trust then outstanding. Except in connection with a consolidation, merger or sale involving AXA Financial that is permitted under the indenture, AXA Financial may not assign its obligations under any preferred securities guarantee. (Section 9.1 of the preferred securities guarantee.)

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

TERMINATION OF THE PREFERRED SECURITIES GUARANTEES

     Each preferred securities guarantee will terminate and be of no further force and effect as to the preferred securities issued by the applicable trust:

     - upon full payment of the redemption price of all preferred securities of such trust;

     - upon distribution of the junior subordinated debt securities to the holders of the preferred securities of such trust in exchange for all of the preferred securities issued by such trust; or

     - upon full payment of the amounts payable upon liquidation of such trust.

     Notwithstanding the foregoing, each preferred securities guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of preferred securities issued by the applicable trust must restore payment of any sums paid under such preferred securities or such guarantee. (Section 7.1 of the preferred securities guarantee.)

STATUS OF THE PREFERRED SECURITIES GUARANTEES

     AXA Financial, Inc.'s obligations under each preferred securities guarantee to make the guarantee payments will constitute an unsecured obligation of AXA Financial and will rank

     - equal in priority of payment with the junior subordinated debt securities; and

     - senior to all capital stock now or hereafter issued by AXA Financial and to any guarantee now or hereafter entered into by AXA Financial in respect of any of its capital stock.

     AXA Financial's obligations under each preferred securities guarantee will rank equal in priority of payment with each other preferred securities guarantee. (Section 6.2 of the preferred securities guarantee.) The preferred securities guarantee will be unsecured and, because AXA Financial is a non-operating holding company, will be effectively subordinated to all liabilities of AXA Financial's subsidiaries, including liabilities under contracts of insurance and annuities written by AXA Financial's insurance subsidiaries. Accordingly, holders of the preferred securities guarantees should look only to the assets of AXA Financial for payment of the guarantee payments. Each declaration provides that each holder of preferred securities issued by the applicable trust by acceptance thereof agrees to the subordination provisions and other terms of the related preferred securities guarantee.

     Each preferred securities guarantee will constitute a guarantee of payment and not of collection, that is, the guaranteed party may institute a legal proceeding directly against the guarantor to enforce its rights under the guarantee without first instituting a legal proceeding against any other person or entity. Each preferred securities guarantee will be deposited with The Bank of New York, as guarantee trustee, to be held for the benefit of the holders of the preferred securities issued by the applicable trust. The Bank of New York shall enforce the preferred securities guarantee on behalf of the holders of the preferred securities issued by the applicable trust. The holders of not less than a majority in aggregate liquidation amount of the preferred securities issued by the applicable trust have the right to direct the time, method and place of conducting any proceeding for any remedy available in respect of the related preferred securities guarantee, including the giving of directions to The Bank of New York. If The Bank of New York fails to enforce such preferred securities guarantee as above provided, any holder of preferred securities issued by the applicable trust may institute a legal proceeding directly against AXA Financial to enforce its rights under such preferred securities guarantee, without first instituting a legal proceeding against the applicable trust or any other person or entity.

MISCELLANEOUS

     AXA Financial will be required to provide annually to The Bank of New York a statement as to the performance by AXA Financial of certain of its obligations under the preferred securities guarantees and as to any default in such performance. AXA Financial is required to file annually with The Bank of New York an officer's certificate as to AXA Financial's compliance with all conditions under preferred securities guarantees. (Section 2.4 of the preferred securities guarantee.)

     The Bank of New York, prior to the occurrence of a default, undertakes to perform only such duties as are specifically set forth in the applicable preferred securities guarantee and, after default with respect to a preferred securities guarantee, shall exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provision, The Bank of New York is under no obligation to exercise any of the powers vested in it by a preferred securities guarantee at the request of any holder of preferred securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby. (Section 3.2 of the preferred securities guarantee.)

GOVERNING LAW

     The preferred securities guarantees will be governed by, and construed in accordance with, the laws of the State of New York.

             DESCRIPTION OF THE JUNIOR SUBORDINATED DEBT SECURITIES

     We may offer unsecured general obligations in the form of junior subordinated debt securities. The junior subordinated debt securities will be subordinate and junior in right of payment to the extent and in the manner set forth in the junior subordinated indenture to all of our senior debt as defined below under "Description of the Junior Subordinated -- Subordination Under the Junior Subordinated Indenture."

     The junior subordinated debt securities will be issued under a junior subordinated indenture, to be entered into between us and the Bank of New York, as trustee. We have summarized certain general features of the junior subordinated debt securities from the junior subordinated indenture. We encourage you to read the junior subordinated indenture, which is filed or incorporated by reference as an exhibit to the Registration Statement that includes this prospectus. The following summaries of certain provisions of the junior subordinated indenture do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all the provisions of the junior subordinated indenture and the provisions of the Trust Indenture Act of 1939, as amended, referred to as the "Trust Indenture Act". References in parentheses below to sections or articles are to sections or articles of the junior subordinated indenture.

     The following description of the terms of the junior subordinated debt securities sets forth certain general terms and provisions of the junior subordinated debt securities to which any prospectus supplement may relate. The particular terms of the junior subordinated debt securities offered by any prospectus supplement and the extent, if any, to which such general provisions may apply to the junior subordinated debt securities will be described in the related prospectus supplement. Accordingly, for a description of the terms of a particular issue of junior subordinated debt securities, you should refer to both the related prospectus supplement and to the following description.

     The junior subordinated debt securities will be issuable in one or more series pursuant to one or more indentures supplemental to the original junior subordinated indenture, or a resolution of our board of directors or a duly authorized committee of our board of directors. (Section 3.1 of the junior subordinated indenture.)

     The junior subordinated indenture does not contain any covenants or provisions which may afford holders of junior subordinated debt securities protection in the event that we engage in a highly leveraged transaction or other transaction that may adversely affect the holders of the junior subordinated debt securities, including the incurrence or issuance of other secured or unsecured debt.

     Most of our assets are owned by our subsidiaries and, accordingly, the junior subordinated debt securities are effectively subordinated to all existing and future liabilities of our subsidiaries, including liabilities under contracts of insurance and annuities written by our insurance subsidiaries, primarily Equitable Life, and holders should look only to our assets for payment of interest and principal.

GENERAL TERMS OF THE JUNIOR SUBORDINATED DEBT SECURITIES

     The aggregate principal amount of junior subordinated debt securities that may be issued under the junior subordinated indenture is unlimited. The junior subordinated debt securities may be issued in one or more series. You should refer to the applicable prospectus supplement for the specific terms of the junior subordinated debt securities which may include the following:

     - title and aggregate principal amount;

     - any applicable subordination provisions;

     - percentage or percentages of principal amount at which the junior subordinated debt securities will be issued and percentage or percentages of principal amount payable upon declaration of acceleration of the maturity of the junior subordinated debt securities;

     - maturity date(s) or the method of determining the maturity date(s);

     - interest rate(s) or the method for determining the interest rate(s);

     - dates from which interest will accrue or the method for determining dates from which interest will accrue and dates on which interest will be payable;

     - interest deferral provisions, if any;

     - conversion or exchange provisions, if any;

     - place or places where principal, premium and interest will be payable;

     - redemption or early repayment provisions;

     - sinking fund or analogous provisions;

     - authorized denominations;

     - amount of discount with which such junior subordinated debt securities will be issued;

     - whether the junior subordinated debt securities will be issued in whole or in part in the form of one or more global securities;

     - identity of the depositary for global securities;

     - whether a temporary security is to be issued with respect to such series and whether any interest payable prior to the issuance of definitive junior subordinated debt securities of the series will be credited to the account of the persons entitled thereto;

     - the terms upon which beneficial interests in a temporary global debt security may be exchanged in whole or in part for beneficial interests in a definitive global debt security or for individual definitive junior subordinated debt securities and the terms upon which such exchanges may be made;

     - currency, currencies or currency units in which the purchase price for, the principal of and any premium and any interest on, such junior subordinated debt securities will be payable;

     - time period within which, the manner in which and the terms and conditions upon which the purchaser of the junior subordinated debt securities can select the payment currency;

     - securities exchange(s) on which the junior subordinated debt securities will be listed, if any;

     - additions to or changes in the events of default or any changes in any covenant of AXA Financial with respect to the junior subordinated debt securities and any change in the right of the trustee or the holders to declare the principal, premium and interest with respect to such junior subordinated debt securities to be due and payable; and

     - additional terms not inconsistent with the provisions of the junior subordinated indenture.

     One or more series of junior subordinated debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. One or more series of junior subordinated debt securities may be variable rate junior subordinated debt securities that may be exchanged for fixed rate junior subordinated debt securities. United States federal tax consequences and special considerations applicable to any series may be described in the applicable prospectus supplement.

     Junior subordinated debt securities may be issued where the amount of principal and/or interest payable is determined by reference to:

     - the price of one or more commodities, derivatives or securities;

     - one or more securities, derivatives or commodities exchange indices or other indices;

     - a currency or currencies (including any currency unit or units) other than the currency in which such junior subordinated debt securities are issued or other factors; or

     - any other variable or the relationship between any variables or combination of variables.

     Holders of such junior subordinated debt securities may receive a principal amount or a payment of interest that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending upon the value of the applicable currencies, commodities, securities, derivatives, indices or other factors. Information as to the methods for determining the amount of principal or interest, if any, payable on any date, the currencies, commodities, securities, derivatives, indices or other factors to which the amount payable on such date is linked and certain additional United States federal tax consequences and special considerations applicable to any series will be described in the applicable prospectus supplement.

     The term "junior subordinated debt securities" includes junior subordinated debt securities denominated in U.S. dollars or, if specified in the applicable prospectus supplement, in any other freely transferable currency or units based on or relating to foreign currencies.

     We expect most junior subordinated debt securities to be issued in fully registered form without coupons and in denominations of $25 and any integral multiple of $25. (Section 3.2 of the junior subordinated indenture.) Subject to the limitations provided in the junior subordinated indenture and in the prospectus supplement or term sheet, junior subordinated debt securities which are issued in registered form may be registered, transferred or exchanged at the principal corporate trust office of the trustee or at the office or agency that we will maintain for such purpose in the Borough of Manhattan, The City of New York, without the payment of any service charge, other than any tax or other governmental charge payable in connection with the registration or transfer or exchange. (Sections 3.5 and 9.2 of the junior subordinated indenture.)

     We may issue junior subordinated debt securities of any series in whole or in part in definitive form or in the form of one or more global junior subordinated debt securities as described below under "Description of the Junior Subordinated Debt securities - Book-entry and Settlement." We may issue junior subordinated debt securities of a series at different times. In addition, we may issue junior subordinated debt securities within a series with terms different from the terms of other junior subordinated debt securities of that series. (Section 3.1(c) of the junior subordinated indenture.)

     Subject to applicable law, we or any of our affiliates may at any time purchase or repurchase junior subordinated debt securities of any series in any manner and at any price. Junior subordinated debt securities of any series purchased by us or any of our affiliates may be held or surrendered by the purchaser of the junior subordinated debt securities for cancellation.

PAYMENT, REGISTRATION, TRANSFER AND EXCHANGE

     Unless otherwise provided in the applicable prospectus supplement, payments in respect of the junior subordinated debt securities will be made in the designated currency at our office or agency maintained for that purpose as we may designate from time to time, except that, at our option, interest payments, if any, on junior subordinated debt securities in registered form may be made
(i) by checks mailed to the holders of junior subordinated debt securities entitled thereto at their registered addresses or (ii) by wire transfer to an account maintained by the person entitled thereto as specified in the register. (Sections 3.7(a) and 9.2 of the junior subordinated indenture.) Unless otherwise indicated in an applicable prospectus supplement, payment of any installment of interest on junior subordinated debt securities in registered form will be made to the person in whose name such debt security is registered at the close of business on the regular record date for such interest. (Section 3.7(a) of the junior subordinated indenture.)

     Payment in respect of junior subordinated debt securities in bearer form will be made in the currency and in the manner designated in the prospectus supplement, subject to any applicable laws and regulations, at such paying agencies outside the United States as we may appoint from time to time. The paying agents outside the United States, if any, initially appointed by us for a series of junior subordinated debt securities will be named in the prospectus supplement. We may at any time designate additional paying agents or rescind the designation of any paying agents, except that, if junior subordinated debt securities of a series are issuable as registered securities, we will be required to maintain at least one paying agent in each place of payment for such series and, if junior subordinated debt securities of a series are issuable as bearer securities, we will be required to maintain a paying agent in a place of payment outside the United States where junior subordinated debt securities of such series and any coupons appertaining thereto may be presented and surrendered for payment. (Section 9.2 of the junior subordinated indenture.)

     Unless otherwise provided in the applicable prospectus supplement, junior subordinated debt securities in registered form will be transferable or exchangeable at our agency maintained for such purpose as designated by us from time to time. (Sections 3.5 and 9.2 of the junior subordinated indenture.) Junior subordinated debt securities may be transferred or exchanged without service charge, other than any tax or other governmental charge imposed in connection therewith. (Section 3.5 of the junior subordinated indenture.)

CERTAIN COVENANTS OF AXA FINANCIAL APPLICABLE TO THE JUNIOR SUBORDINATED DEBT SECURITIES

     Limitation on Certain Transactions. Unless otherwise provided in the applicable prospectus supplement, if junior subordinated debt securities are issued to a trust in connection with the issuance of trust securities by such trust, in the applicable indenture supplement, AXA Financial will covenant and agree that, so long as any of such junior subordinated debt securities remain outstanding, AXA Financial will not declare or pay any dividends on, or redeem, purchase, acquire or make any distribution, liquidation or guarantee payment with respect to its capital stock, if at any time AXA Financial shall:

     - have failed to make any payment of interest, principal or premium on the related junior subordinated debt securities when due (after giving effect to any grace period for payment thereof as provided in Section 5.1 of the junior subordinated indenture);

     - have given notice of its election to defer payments of interest on such junior subordinated debt securities held by such trust as trust assets by extending the interest payment period as provided in the terms of the junior subordinated debt securities and such period, or any extension thereof, is continuing; or

     - be in default with respect to its guarantee payments under the related preferred securities guarantee;

     provided, that AXA Financial may

     - make redemptions, purchases, retirements, acquisitions or distributions in shares of capital stock of AXA Financial or redemptions, purchases or acquisitions of shares of common stock of AXA Financial, for purposes of any employee benefit plan or program of AXA Financial or any subsidiary; and

     - pay accrued dividends (and cash in lieu of fractional shares) upon the conversion of any preferred stock of AXA Financial as may be outstanding from time to time, in accordance with the terms of such stock. The term "capital stock" shall include AXA Financial's common stock and any issue of preferred stock from time to time outstanding but shall not include any indebtedness of any kind, whether or not convertible or exchangeable for shares of common stock or preferred stock.

     Consolidation, Merger or Sale by AXA Financial. The junior subordinated indenture provides that we may not merge or consolidate with or into any other corporation or other entity or lease or transfer all or substantially all of our assets, unless:

     - the entity formed by or surviving such consolidation or merger or to which the lease or transfer is made is a corporation organized under the laws of the United States, any state thereof or the District of Columbia; and

     - immediately after giving effect to such transaction, no default or event of default exists.

     We must deliver to the trustee prior to such transaction an officer's certificate to the foregoing effect and an opinion of counsel stating that such transaction and supplemental junior subordinated indenture complies with the junior subordinated indenture and that all conditions precedent under the junior subordinated indenture to the consummation of such transaction have been met.

     Upon any such consolidation, merger or transfer, the successor corporation formed by such consolidation or into which we are merged or to which such transfer is made shall succeed to and be substituted for us under the junior subordinated indenture. (Section 7.1 of the junior subordinated indenture.)

SUBORDINATION UNDER THE JUNIOR SUBORDINATED INDENTURE

     In the junior subordinated indenture, AXA Financial has covenanted and agreed that any junior subordinated debt securities issued thereunder are subordinate and junior in right of payment to all senior debt, as defined below, to the extent provided in the junior subordinated indenture.

     Upon any payment or distribution of assets to creditors upon any liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors, marshaling of assets or any bankruptcy, insolvency, debt restructuring or similar proceedings in connection with any insolvency or bankruptcy proceeding of AXA Financial, the holders of senior debt will first be entitled to receive payment in full of principal of, and premium, if any, and interest, if any, on such senior debt before the holders of junior subordinated debt securities will be entitled to receive or retain any payment in respect of the principal of, and premium, if any, or interest, if any, on the junior subordinated debt securities. (Section 12.2 of the junior subordinated indenture.)

     In the event of the acceleration of the maturity of any junior subordinated debt securities, the holders of all senior debt outstanding at the time of such acceleration will first be entitled to receive payment in full of all amounts due thereon, including any amounts due upon acceleration, before the holders of junior subordinated debt securities will be entitled to receive any payment upon the principal of, or premium, if any, or interest, if any, on the junior subordinated debt securities. (Section 12.3 of the junior subordinated indenture.)

     No payments on account of principal, or premium, if any, or interest, if any, in respect of the junior subordinated debt securities may be made if:

     - there shall have occurred and be continuing a default in any payment with respect to senior debt; or

     - there shall have occurred and be continuing an event of default with respect to any senior debt resulting in the acceleration of the maturity thereof; or

     - any judicial proceeding shall be pending with respect to any such default.

     When we use the term "debt" we mean, with respect to any person, whether recourse is to all or a portion of the assets of such person and whether or not contingent:

     - every obligation of such person for money borrowed;

     - every obligation of such person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses;

     - every reimbursement obligation of such person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such person;

     - every obligation of such person issued or assumed as the deferred purchase price of property or services (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business);

     - every capital lease obligation of such person; and

     - every obligation of the type referred to in the prior five clauses, of another person and all dividends of another person the payment of which, in either case, such person has guaranteed or is responsible or liable for, directly or indirectly, as obligor or otherwise.

     When we use the term "senior debt" we mean the principal of, and premium, if any, and interest, if any, including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to AXA Financial whether or not such claim for post-petition interest is allowed in such proceeding, on debt, whether incurred on or prior to the date of the junior subordinated indenture or thereafter incurred, unless, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such obligations are not superior in right of payment to the junior subordinated debt securities or to other debt which ranks equal in priority of payment with, or subordinated to, the junior subordinated debt securities;

     provided, however, that senior debt shall not be deemed to include

     - any debt of AXA Financial which when incurred and without respect to any election under Section 1111(b) of the Bankruptcy code, was without recourse to AXA Financial;

     - any debt of AXA Financial to any of its subsidiaries;

     - debt to any employee of AXA Financial;

     - any liability for taxes;

     - indebtedness or monetary obligations to trade creditors created or assumed by AXA Financial or any of its subsidiaries in the ordinary course of business in connection with the obtaining of materials or services; and

     - the junior subordinated debt securities.

     The junior subordinated indenture provides that the foregoing subordination provisions, insofar as they relate to any particular issue of junior subordinated debt securities, may be changed prior to such issuance. Any such change would be described in the prospectus supplement relating to such junior subordinated debt securities. (Section 3.1 of the junior subordinated indenture.)

VOTING RIGHTS

     The holders of the junior subordinated debt securities will have no voting rights.

EVENTS OF DEFAULT, NOTICE AND CERTAIN RIGHTS ON DEFAULT

     The junior subordinated indenture provides that, if an event of default in respect of any series of junior subordinated debt securities shall have occurred and be continuing, either the trustee or the holders of at least 25% in aggregate principal amount of the outstanding junior subordinated debt securities of that series may declare the principal (or a portion thereof in the case of certain junior subordinated debt securities issued with original issue discount or indexed junior subordinated debt securities) and accrued interest of all the junior subordinated debt securities of that series to be due and payable, by written notice to us (and by written notice to the trustee if given by the holders). The consequence of this action is that the principal and accrued interest of the junior subordinated debt securities shall be immediately due and payable by us. (Section 5.2 of the junior subordinated indenture.)

     The junior subordinated indenture defines events of default in respect of any series of junior subordinated debt securities as:

     - default for 30 days in payment of any interest installment or additional amount when due;

     - default in payment of the principal of or any premium on or any mandatory sinking fund payment with respect to junior subordinated debt securities of such series when due; or

     - default in the performance of covenants or agreements contained in the applicable junior subordinated indenture and continuance of such default for 90 days after written notice as provided in the applicable junior subordinated indenture;

     - our commencement of a voluntary case under Title 11 of the U.S. Code or any similar federal or state bankruptcy law;

     - our consent to the entry of an order for relief against us in an involuntary case under any such law or to the appointment of a receiver, trustee, assignee, liquidator or similar official under any such law;

     - a general assignment by us for the benefit of our creditors under any such law;

     - the entry by a court of competent jurisdiction of an order or decree granting relief against us in an involuntary case under any such law where such order or decree remains unstayed and in effect for 60 days;

     - the entry by a court of competent jurisdiction of an order or decree appointing a receiver, trustee, assignee, liquidator or similar official for AXA Financial or for substantially all of our property where such order or decree remains unstayed and in effect for 60 days; or

     - any other event of default provided for in the junior subordinated indenture with respect to the junior subordinated debt securities of such series.

     (Section 5.1 of the junior subordinated indenture.)

     The Trust Indenture Act of and Section 6.6 of the junior subordinated indenture provide that the trustee will, within 90 days after the occurrence of a default in respect of any series of junior subordinated debt securities, give to the holders of that series written notice of all uncured and unwaived defaults known to it; provided that, except in the case of default in the payment of the principal of, premium on, if any, or interest on, if any, or any sinking fund installment or analogous obligation with respect to, any of the junior subordinated debt securities of that series, the trustee will be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interest of the holders of that series. "Default" means any event which is, or after notice or passage of time or both would be, an event of default with respect to junior subordinated debt securities of such series.

     The junior subordinated indenture provides that the holders of a majority in aggregate principal amount of the outstanding junior subordinated debt securities of any series may, subject to limitations, direct the time, method and place of conducting proceedings for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, in respect of the junior subordinated debt securities of that series. (Section 5.8 of the junior subordinated indenture.)

     The junior subordinated indenture includes a covenant that we will file annually with the trustee a certificate of compliance with all conditions and covenants under the junior subordinated indenture. (Section 9.7 of the junior subordinated indenture.)

     In certain cases, the holders of a majority in aggregate principal amount of the outstanding junior subordinated debt securities of a series may, by providing written notice to the trustee on behalf of the holders of all junior subordinated debt securities of that series, waive any past default or event of default, except for defaults or events of default not already cured in the payment of the principal of, or premium, if any, or interest on any of the junior subordinated debt securities of that series or any coupon related to such junior subordinated debt securities or compliance with certain covenants or provisions. (Section 5.7 of the junior subordinated indenture.)

SATISFACTION AND DISCHARGE OF THE JUNIOR SUBORDINATED INDENTURE; DEFEASANCE

     The junior subordinated indenture shall generally cease to be of any further effect with respect to a series of junior subordinated debt securities when we have delivered to the trustee for cancellation all junior subordinated debt securities of that series.

     Defeasance means discharge from all of our obligations under the junior subordinated indenture with respect to a series of junior subordinated debt securities. Defeasance occurs when we deposit with the trustee sufficient cash or U.S. government securities to pay the principal, interest (including interest accruing during any extension period with respect to interest payments specified at the time of establishment of the trust), any premium and any other sums due to the stated maturity date or a redemption date of the junior subordinated debt securities of a particular series.

     If this happens, the holders of the junior subordinated debt securities of the affected series will not be entitled to the benefits of the junior subordinated indenture except for registration of transfer and exchange of junior subordinated debt securities and replacement of lost, stolen or mutilated junior subordinated debt securities. Instead the holders will only be able to rely on the deposited funds or obligations for payment.

     Prior to the defeasance of our obligations under the junior subordinated indenture, we must deliver to the trustee:

     - an opinion of counsel to the effect that the deposit and related defeasance would not cause the holders of the junior subordinated debt securities to recognize income, gain or loss for federal income tax purposes; and

     - a ruling to such effect received from or published by the United States Internal Revenue Service if we are discharged from our obligations with respect to the junior subordinated debt securities.

     If AXA Financial deposits with the trustee the amounts sufficient for defeasance, AXA Financial shall be permitted to extend the interest payment period for only one extension period.

     Covenant defeasance means discharge from our obligations under the junior subordinated indenture with respect to a series of junior subordinated debt securities. If we deposit with the trustee sufficient cash or U.S. government securities to pay the principal, interest (including interest accruing during any extension period with respect to interest payments specified at the time of establishment of any trust), any premium and any other sums due to the stated maturity date or a redemption date of the junior subordinated debt securities of a particular series, we will no longer be under any obligations to comply with the restrictive covenants contained in the junior subordinated indenture, and the events of default relating to failures to comply with covenants will no longer apply to us.

     Prior to the covenant defeasance, we must deliver to the trustee an opinion of counsel to the effect that the deposit and related covenant defeasance would not cause the holders of the debt securities to recognize income, gain or loss for federal income tax purposes.

MODIFICATION OF THE JUNIOR SUBORDINATED INDENTURE

     The junior subordinated indenture contains provisions permitting us and the trustee to enter into one or more supplemental junior subordinated indenture without the consent of the holders of any of the junior subordinated debt securities in order to:

     - evidence the succession of another corporation to us and the assumption of our covenants and obligations by our successor;

     - add to our covenants for the benefit of the holders of junior subordinated debt securities or surrender any of our rights or powers;

     - add additional events of default with respect to any series of junior subordinated debt securities;

     - add to or change any provisions of the junior subordinated indenture to such extent as necessary to facilitate the issuance of junior subordinated debt securities in bearer form or to facilitate the issuance of junior subordinated debt securities in global form;

     - change or eliminate any provision of the junior subordinated indenture if such change or elimination does not affect any series of junior subordinated debt securities created prior to the execution of any such supplemental junior subordinated indenture that is entitled to the benefit of such provision;

     - secure the junior subordinated debt securities;

     - establish the form or terms of junior subordinated debt securities;

     - evidence and provide for successor trustees and/or to add to or change any provisions of the junior subordinated indenture to such extent as necessary to provide for or facilitate the appointment of a separate trustee or trustees for specific series of junior subordinated debt securities;

     - correct or supplement any inconsistent provisions or make any other provisions with respect to matters or questions arising under the junior subordinated indenture, provided that any such action does not adversely affect the interests of any holder of junior subordinated debt securities of any series;

     - to modify the subordination provisions; or

     - make provision for any conversion or exchange rights.

     (Section 8.1 of the junior subordinated indenture.)

     The junior subordinated indenture also contains provisions permitting us and the trustee, with the consent of the holders of not less than a majority of the aggregate principal amount of the outstanding junior subordinated debt securities of the affected series, to execute supplemental junior subordinated indenture adding any provisions to or changing or eliminating any of the provisions of the junior subordinated indenture or modifying the rights of the holders of junior subordinated debt securities of that series. However, no supplemental junior subordinated indenture may, without the consent of the holders of all of the affected junior subordinated debt securities, among other things:

     - change the maturity of any junior subordinated debt securities;

     - change the currency in which such junior subordinated debt securities are payable;

     - reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof;

     - change the manner in which the amount of any principal thereof or premium, if any, or interest thereon is determined;

     - impair the right to institute suit for the enforcement of any payment on such junior subordinated debt securities at maturity or upon redemption;

     - reduce the percentage of the outstanding principal amount of junior subordinated debt securities the holders of which must consent to any such supplemental junior subordinated indenture;

     - modify the junior subordinated indenture provisions concerning modification of the junior subordinated indenture or the waiver of past defaults or specified covenants other than to increase the required percentage to effect a modification or provide that additional provisions may not be waived without the consent of the holder of that series of junior subordinated debt securities; or

     - modify the subordination provisions thereof in a manner adverse to the holders of junior subordinated debt securities then outstanding.

     (Section 8.2 of the junior subordinated indenture.)

BOOK-ENTRY AND SETTLEMENT

     If any junior subordinated debt securities of a series are represented by one or more global securities (each, a "global security"), the applicable prospectus supplement will describe the circumstances, if any, under which beneficial owners of interests in any such global security may exchange such interests for junior subordinated debt securities of such series and of like tenor and principal amount in any authorized form and denomination. Principal of and any premium and interest on a global security will be payable in the manner described in the applicable prospectus supplement. The specific terms of the depositary arrangement with respect to any portion of a series of junior subordinated debt securities to be represented by a global security will be described in the applicable prospectus supplement.

NOTICES

     Notices to holders of registered junior subordinated debt securities will be given by mail to the addresses of such holders as they may appear in the register. (Section 1.6 of the junior subordinated indenture.)

TITLE

     AXA Financial, the trustee and any agent of AXA Financial or the trustee may treat the person in whose name a junior subordinated debt security is registered as the absolute owner thereof, whether or not such junior subordinated debt security may be overdue, for the purpose of receiving payment and for all other purposes. (Section 3.8 of the junior subordinated indenture.)

GOVERNING LAW

     The junior subordinated indenture and the junior subordinated debt securities will be governed by, and construed in accordance with, the laws of the State of New York. (Section 1.11 of the junior subordinated indenture.)

THE TRUSTEE

     The Bank of New York is the trustee under the junior subordinated indenture. AXA Financial currently conducts banking and other commercial relationships with The Bank of New York in the ordinary course of business. The junior subordinated indenture contains certain limitations on the right of the trustee, should it become a creditor of AXA Financial, to obtain payment of claims in certain cases, or to realize for its own account on certain property received in respect of any such claim as security or otherwise. The trustee will be permitted to engage in certain other transactions; however, if it acquires any conflicting interest and there is a default under the junior subordinated debt securities, it must eliminate such conflict or resign.

                              PLAN OF DISTRIBUTION

     The securities offered by this prospectus and each related prospectus supplement may be offered through agents, underwriters, dealers or directly to purchasers.

     Agents who we designate may solicit offers to purchase securities.

     - We will name any agent involved in offering in offering or selling the securities, and any commissions that we will pay to the agent, in our prospectus supplement.

     - Unless we indicate otherwise in our prospectus supplement, our agents will act on a best efforts basis for the period of their appointment.

     - Our agents may be deemed to be underwriters under the Securities Act of any of the securities that they offer or sell by this prospectus and related prospectus supplement.

     An underwriter or underwriters may be used in the offer or sale of the securities.

     - If an underwriter or underwriters will be used, an underwriting agreement with the underwriter or underwriters will be executed at the time that an agreement for the sale of the securities is reached.

     - We will include the names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transactions, including the compensation the underwriters and dealers will receive, in our prospectus supplement.

     - The underwriters will use our prospectus supplement to sell the securities.

     We may use a dealer to sell the securities.

     - If we use a dealer, we or the trust, as principal, will sell the securities to the dealer.

     - The dealer will then sell the securities to the public at varying prices that the dealer will determine at the time it sells the securities.

     - We will include the name of the dealer and the terms of our transactions with the dealer in our prospectus supplement.

     We will conduct the offering of the securities in accordance with Section 2720 of the NASD Conduct Rules.

     We may solicit directly offers to purchase the securities, and we may directly sell the securities to institutional or other investors. We will describe the terms of our direct sales in our prospectus supplement.

     We may indemnify agents, underwriters, and dealers against certain liabilities, including liabilities under the 1933 Act. Our agents, underwriters, and dealers, or their affiliates, may be customers of, engage in transactions with or perform services for us, in the ordinary course of business.

     We may authorize our agents and underwriters to solicit offers by certain institutions to purchase the securities at the public offering price under delayed delivery contracts.

     - If we use delayed delivery contracts, we will disclose that we are using them in the prospectus supplement and will tell you when we will demand payment and delivery of the debt securities under the delayed delivery contracts.

     - These delayed delivery contracts will be subject only to the conditions that we set forth in the prospectus supplement.

     - We will indicate in our prospectus supplement, the commission that underwriters and agents soliciting purchases of our debt securities under delayed contracts will be entitled to receive.

     This prospectus, together with the prospectus supplement, may also be used by Donaldson, Lufkin & Jenrette Securities Corporation in connection with offers and sales of securities related to market-making transactions by and through Donaldson, Lufkin & Jenrette Securities Corporation, at negotiated prices related to prevailing market prices at the time of sale or otherwise. Donaldson, Lufkin & Jenrette Securities Corporation may act as principal or agent in such transactions.

                                 LEGAL MATTERS

     Unless otherwise indicated in the applicable prospectus supplement, certain matters of Delaware law relating to the validity of the preferred securities will be passed upon for the trusts and AXA Financial by Richards, Layton & Finger, P.A., Wilmington, Delaware, special Delaware counsel to the trusts and AXA Financial. The validity of the preferred securities guarantees and the junior subordinated debt securities and certain other matters will be passed upon for the trusts and AXA Financial by Debevoise & Plimpton, New York, New York. Richards, Layton & Finger, P.A. and Debevoise & Plimpton from time to time provide legal services to AXA Financial and its subsidiaries.

                                    EXPERTS

     The consolidated financial statements and financial statement schedules of AXA Financial as of December 31, 1999 and 1998 and for each of the three years in the period ended December 31, 1999 incorporated herein by reference to the Annual Report on Form 10-K of AXA Financial for the year ended December 31, 1999 have been so incorporated in reliance on the reports of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                      WHERE YOU CAN FIND MORE INFORMATION

     This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission. The registration statement, including the attached exhibits, contains additional relevant information about us. The rules and regulations of the Securities and Exchange Commission allow us to omit some of the information about AXA Financial. In addition, AXA Financial files reports, proxy statements and other information with the Securities and Exchange Commission. This information may be inspected and copied at:

     - the public reference facilities maintained by the Securities and Exchange Commission at Room 1024, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549;

     - 7 World Trade Center, 13th Floor, Suite 1300, New York, New York 10048;
       and

     - Suite 1400, Northwestern Atrium Center, 14th Floor, 500 West Madison Street, Chicago, Illinois 60611.

     Copies of such material can be obtained at prescribed rates from the Public Reference Section of the Securities and Exchange Commission at Room 1024, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549. Such material may also be accessed electronically by means of the Securities and Commission's home page on the Internet at http://www.sec.gov.

     Our common stock is listed on the New York Stock Exchange, Inc. and reports and other information concerning us can also be inspected at the office of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

                           INCORPORATION BY REFERENCE

     The rules of the Securities and Exchange Commission allow us to incorporate by reference information into this prospectus. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the Securities and Exchange Commission will automatically update and supercede this information. This prospectus incorporates by reference the documents listed below.

     - AXA Financial's Annual Report on Form 10-K for the year ended December 31, 1999;

     - AXA Financial's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2000 and June 30, 2000;

     - AXA Financial's Current Report on Form 8-K dated July 10, 1997 and Registration Statement on Form 8-A, dated May 26, 1992, incorporating the description of AXA Financial's common stock in AXA Financial's Registration Statement on Form S-1 (Registration No. 33-48115);

     - AXA Financial's Current Reports on Form 8-K, dated July 24, 2000 and August 1, 2000; and

     - all documents filed by AXA Financial pursuant to Section 13(a), 13(c) 14 and 15(d) of the Exchange Act after the date of this prospectus.

     We will provide without charge to each person to whom a copy of this prospectus is delivered, upon written or oral request of such person, a copy of any or all of the documents referred to above which have been or may be incorporated by reference in this prospectus (other than certain exhibits to such documents).

Requests for such documents should be directed to AXA Financial, Inc., 1290 Avenue of the Americas, New York, New York 10104, Attention: Corporate Secretary (Telephone: (212) 554-1234).
                            ------------------------

     No person has been authorized to give any information or to make any representations, other than those contained or incorporated by reference in this prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by AXA Financial, or any underwriter, agent or dealer. Neither the delivery of this prospectus nor any sale made hereunder shall under any circumstances create any implication that there has been no change in the affairs of AXA Financial since the date hereof or that the information contained or incorporated by reference herein is correct as of any time subsequent to the date of such information. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

         THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND WE ARE NOT SOLICITING OFFERS TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                    ALTERNATE TO DEBT SECURITIES PROSPECTUS

                  SUBJECT TO COMPLETION DATED AUGUST 28, 2000

PROSPECTUS

                              [AXA FINANCIAL LOGO]

                                 $1,920,000,000

                              AXA FINANCIAL, INC.

                                DEBT SECURITIES

     By this prospectus, we may offer from time to time up to $1,920,000,000 of any combination of the securities described in this prospectus.

     We will provide specific terms of our debt securities in supplements to this prospectus. You should read this prospectus and any supplement carefully before you invest.

     We will not use this prospectus to confirm sales of any of our securities unless it is attached to a prospectus supplement.

     Unless we state otherwise in a prospectus supplement, we will not list any of these debt securities on any securities exchange.

     Neither the securities and exchange commission nor any state securities commission has determined whether this prospectus is truthful or complete. Nor have they made, nor will they make, any determination as to whether anyone should buy these securities. Any representation to the contrary is a criminal offense.

     This prospectus has been prepared for use by Donaldson, Lufkin & Jenrette Securities Corporation in connection with offers and sales of the debt securities which may be made by it from time to time in market-making transactions at negotiated prices relating to prevailing market prices at the time of sale. AXA Financial, Inc. has been advised by Donaldson, Lufkin & Jenrette Securities Corporation that it currently intends to make a market in the debt securities; however, it is not obligated to do so. Any such market-making may be discontinued at any time, and there is no assurance as to the liquidity of, or trading market for, the debt securities. Donaldson, Lufkin & Jenrette Securities Corporation may act as principal or agent in such transactions. See "Plan of Distribution."

               THE DATE OF THIS PROSPECTUS IS             , 2000
                                      ALT-1

                    ALTERNATE TO DEBT SECURITIES PROSPECTUS

                                USE OF PROCEEDS

     AXA Financial will not receive any proceeds from the sale of the debt securities in any market-making transaction with which this prospectus may be delivered.

                                      ALT-2

                    ALTERNATE TO DEBT SECURITIES PROSPECTUS

                              PLAN OF DISTRIBUTION

     This prospectus has been prepared for use by Donaldson, Lufkin & Jenrette Securities Corporation in connection with offers and sales of the debt securities in market-making transactions at negotiated prices related to prevailing market prices at the time of the sale. Donaldson, Lufkin & Jenrette Securities Corporation may act as principal or agent in such transactions. Donaldson, Lufkin & Jenrette Securities Corporation has advised us that it currently intends to make a market in the debt securities, but it is not obligated to do so and may discontinue any such market-making at any time without notice. Accordingly, no assurance can be given as to the liquidity of, or the trading market for, the debt securities. We will not receive any proceeds from the sale of the debt securities in any such market-making transactions.

                                      ALT-3

         THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND WE ARE NOT SOLICITING OFFERS TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

     ALTERNATE TO JUNIOR SUBORDINATED DEBT SECURITIES, PREFERRED SECURITIES
                       AND RELATED GUARANTEES PROSPECTUS

                  SUBJECT TO COMPLETION, DATED AUGUST 28, 2000

PROSPECTUS

                              [AXA FINANCIAL LOGO]

                               AXA FINANCIAL, INC.

                      JUNIOR SUBORDINATED DEBT SECURITIES
                         AXA FINANCIAL CAPITAL TRUST I
                         AXA FINANCIAL CAPITAL TRUST II
                        AXA FINANCIAL CAPITAL TRUST III
                         AXA FINANCIAL CAPITAL TRUST IV
            PREFERRED SECURITIES GUARANTEED TO THE EXTENT SET FORTH
                         HEREIN BY AXA FINANCIAL, INC.

     By this prospectus, we may offer from time to time up to $1,920,000,000 of any combination of the securities described in this prospectus.

     The AXA Financial trusts are Delaware business trusts. Each trust may from time to time:

     - sell preferred securities representing undivided beneficial interests in the trust to the public.

     - sell common securities representing undivided beneficial interests in the trust to AXA Financial, Inc.

     - use the proceeds from these sales to buy an equal principal amount of junior subordinated debentures of AXA Financial, Inc.

     - distribute the cash payments it receives on the junior subordinated debentures it owns to the holders of the preferred and common securities.

     For each preferred security that you own, you will receive cumulative cash distributions at a rate set forth in the accompanying prospectus supplement on the liquidation amount of the preferred security. The liquidation amount per preferred security will be set forth in the accompanying prospectus supplement.

     AXA Financial will fully and unconditionally guarantee the payment by the trust of the preferred securities based on obligations discussed in this prospectus. This is called the preferred securities guarantee.

     We will provide specific terms of these securities in supplements to this prospectus. You should read this prospectus and any supplement carefully before you invest.

     We will not use this prospectus to confirm sales of any securities unless it is attached to a prospectus supplement.

     Unless we state otherwise in a prospectus supplement, we will not list any of these securities on any securities exchange.

     Neither the Securities and Exchange Commission nor any state securities commission has determined whether this prospectus is truthful or complete. Nor have they made, nor will they make, any determination as to whether anyone should buy these securities. any representation to the contrary is a criminal offense.

     This prospectus has been prepared for use by Donaldson, Lufkin & Jenrette Securities Corporation in connection with offers and sales of the securities offered by this prospectus which may be made by it from time to time in market-making transactions at negotiated prices relating to prevailing market prices at the time of sale. We have been advised by Donaldson, Lufkin & Jenrette Securities Corporation that it currently intends to make a market in the offered securities; however, it is not obligated to do so. Any such market-making may be discontinued at any time, and there is no assurance as to the liquidity of, or trading market for, the offered securities. Donaldson, Lufkin & Jenrette Securities Corporation may act as principal or agent in such transactions. See "Plan of Distribution."

                  THE DATE OF THIS PROSPECTUS IS        , 2000
                                      ALT-4

     ALTERNATE TO JUNIOR SUBORDINATED DEBT SECURITIES, PREFERRED SECURITIES
                       AND RELATED GUARANTEES PROSPECTUS

                                USE OF PROCEEDS

     Neither we nor the trusts will receive any proceeds from the sale of the offered securities in any market-making transaction with which this prospectus may be delivered.

                                      ALT-5

     ALTERNATE TO JUNIOR SUBORDINATED DEBT SECURITIES, PREFERRED SECURITIES
                       AND RELATED GUARANTEES PROSPECTUS

                              PLAN OF DISTRIBUTION

     This prospectus has been prepared for use by Donaldson, Lufkin & Jenrette Securities Corporation in connection with offers and sales of the offered securities in market-making transactions at negotiated prices related to prevailing market prices at the time of the sale. Donaldson, Lufkin & Jenrette Securities Corporation may act as principal or agent in such transactions. Donaldson, Lufkin & Jenrette Securities Corporation has advised AXA Financial that it currently intends to make a market in the offered securities, but it is not obligated to do so and may discontinue any such market-making at any time without notice. Accordingly, no assurance can be given as to the liquidity of, or the trading market for, the offered securities.

                                      ALT-6

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCES AND DISTRIBUTION

     The following table sets forth the fees and expenses payable by AXA Financial, Inc. in connection with the issuance and distribution of the securities other than underwriting discounts and commissions. All of such expenses except the Securities and Exchange Commission registration fee are estimated:

Securities and Exchange Commission registration fee.........    $506,880
Blue Sky fees and expenses..................................      30,000
Printing expense............................................      55,000
Accounting fees and expenses................................      45,000
Legal fees and expenses.....................................     100,000
Rating agency fees..........................................     350,000
Trustee's fees and expenses.................................      31,000
Miscellaneous...............................................      10,000
                                                              ----------
          Total.............................................  $1,127,880
                                                              ==========

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Reference is made to Section 102(b)(7) of the Delaware General Corporation Law (the "DGCL"), which enables a corporation in its original certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director for violations of the director's fiduciary duty, except
(i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL (providing for liability of directors for the unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) for any transaction from which a director derived an improper personal benefit.

     Section 145 of the DGCL empowers AXA Financial, Inc. to indemnify, subject to the standards set forth therein, any person in connection with any action, suit or proceeding brought before or threatened by reason of the fact that the person was a director, officer, employee or agent of such company, or is or was serving as such with respect to another entity at the request of such company. The DGCL also provides that AXA Financial, Inc. may purchase insurance on behalf of any such director, officer, employee or agent.

     AXA Financial, Inc.'s Certificate of Incorporation and By-laws limit the personal liability of directors to the fullest extent permitted by Section 102(b)(7) of the DGCL and provide in effect for the indemnification by AXA Financial, Inc. of each director and officer of AXA Financial, Inc. to the fullest extent permitted by applicable law.

     Each declaration will provide for AXA Financial, Inc. to indemnify the trustees of the relevant trust, to the fullest extent permitted by applicable law.

ITEM 16.  EXHIBITS

     See index to exhibits at E-1.

ITEM 17.  UNDERTAKINGS

     The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that the undertakings set forth in paragraph (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrants pursuant to Section 13 or
        Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 15 above or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, AXA Financial, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 25th day of August, 2000.

                                          AXA FINANCIAL, INC.

                                          By:      /s/ Kevin R. Byrne
                                            ------------------------------------
                                                       Kevin R. Byrne
                                            Senior Vice President and Treasurer

     The registrant and each person whose signature appears below constitutes and appoints Kevin R. Byrne, Tracey A. Dedrick, Stuart L. Faust, Linda Galasso, Pauline Sherman and Adam R. Spilka, and any agent for service named in this Registration Statement and each of them, his, her or its true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him, her or it and in his, her, or its name, place and stead, in any and all capacities, to sign and file (i) any and all amendments (including post-effective amendments) to this Registration Statement, with all exhibits thereto, and other documents in connection therewith, and (ii) a Registration Statement, and any and all amendments thereto, relating to the offering covered hereby filed pursuant to Rule 462(b) under the Securities Act of 1933, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he, she, or it might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

               SIGNATURE                                   TITLE                        DATE
               ---------                                   -----                        ----

                                           Chairman of the Board, Director
----------------------------------------
Henri de Castries

/s/ Edward D. Miller                       President and Chief Executive           August 25, 2000
----------------------------------------     Officer, Director (Principal
Edward D. Miller                             Executive Officer)

                                           Senior Vice Chairman of the Board and
----------------------------------------     Chief Operating Officer
Michael Hegarty

/s/ Stanley B. Tulin                       Vice Chairman of the Board and Chief    August 25, 2000
----------------------------------------     Financial Officer (Principal
Stanley B. Tulin                             Financial Officer)

/s/ Alvin H. Fenichel                      Senior Vice President and Controller    August 25, 2000
----------------------------------------     (Principal Accounting Officer)
Alvin H. Fenichel

                                           Director
----------------------------------------
Claude Bebear

                                           Director
----------------------------------------
John S. Chalsty

                                           Director
----------------------------------------
Francoise Colloc'h

               SIGNATURE                                   TITLE                        DATE
               ---------                                   -----                        ----

/s/ Claus-Michael Dill                     Director                                August 25, 2000
----------------------------------------
Claus-Michael Dill

/s/ Joseph L. Dionne                       Director                                August 25, 2000
----------------------------------------
Joseph L. Dionne

/s/ Jean-Rene Fourtou                      Director                                August 25, 2000
----------------------------------------
Jean-Rene Fourtou

/s/ Donald J. Greene                       Director                                August 25, 2000
----------------------------------------
Donald J. Greene

                                           Director
----------------------------------------
Anthony J. Hamilton

/s/ John T. Hartley                        Director                                August 25, 2000
----------------------------------------
John T. Hartley

/s/ John H.F. Haskell, JR.                 Director                                August 25, 2000
----------------------------------------
John H.F. Haskell, Jr.

/s/ Nina Henderson                         Director                                August 25, 2000
----------------------------------------
Nina Henderson

                                           Director
----------------------------------------
W. Edwin Jarmain

                                           Director
----------------------------------------
Didier Pineau-Valencienne

/s/ George J. Sella, Jr.                   Director                                August 25, 2000
----------------------------------------
George J. Sella, Jr.

/s/ Peter J. Tobin                         Director                                August 25, 2000
----------------------------------------
Peter J. Tobin

                                           Director
----------------------------------------
Dave H. Williams

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, AXA Financial Capital Trust I, AXA Financial Capital Trust II, AXA Financial Capital Trust III and AXA Financial Capital Trust IV each certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, New York, on the 25th day of August, 2000.

                                          AXA FINANCIAL CAPITAL TRUST I

                                          By: AXA Financial, Inc., as Sponsor

                                          By:      /s/ Kevin R. Byrne
                                            ------------------------------------
                                            Name: Kevin R. Byrne
                                              Title: Senior Vice President and
                                                     Treasurer

                                          AXA FINANCIAL CAPITAL TRUST II

                                          By: AXA Financial, Inc., as Sponsor

                                          By:      /s/ Kevin R. Byrne
                                            ------------------------------------
                                            Name: Kevin R. Byrne
                                              Title: Senior Vice President and
                                                     Treasurer

                                          AXA FINANCIAL CAPITAL TRUST III

                                          By: AXA Financial, Inc., as Sponsor

                                          By:      /s/ Kevin R. Byrne
                                            ------------------------------------
                                            Name: Kevin R. Byrne
                                              Title: Senior Vice President and
                                                     Treasurer

                                          AXA FINANCIAL CAPITAL TRUST IV

                                          By: AXA Financial, Inc., as Sponsor

                                          By:      /s/ Kevin R. Byrne
                                            ------------------------------------
                                            Name: Kevin R. Byrne
                                              Title: Senior Vice President and
                                                     Treasurer

                                 EXHIBIT INDEX

EXHIBIT
  NO.                             DESCRIPTION
-------                           -----------
  1.1     Form of Underwriting Agreement relating to the debt
          securities*
  1.2     Form of Underwriting Agreement relating to the preferred
          securities*
  3.1     Restated Certificate of Incorporation of AXA Financial,
          Inc., filed as Exhibit 4.01(a) to AXA Financial's Form S-3
          Registration Statement (No. 333-03224), and incorporated
          herein by reference+
  3.2     Certificate of Designation of Cumulative Convertible
          Preferred Stock, Series D, filed as Exhibit 4.01(e) to AXA
          Financial, Inc.'s Form S-3 Registration Statement (No.
          333-03224), and incorporated herein by reference+
  3.3     Amendment to Restated Certificate of Incorporation of AXA
          Financial, Inc. dated as of May 15, 1997, filed as Exhibit
          4.01(g) to AXA Financial, Inc.'s Form S-3 Registration
          Statement (No. 333-03224), and incorporated herein by
          reference+
  3.4     Amendment to Restated Certificate of Incorporation of AXA
          Financial, Inc., dated as of September 3, 1999, filed as
          Exhibit 3.3 to AXA Financial, Inc.'s Current Report on
          Form 8-K, dated September 1, 1999 and incorporated herein by reference+
  3.5     Amendment to Restated Certificate of Incorporation of AXA
          Financial, Inc., dated as of May 18, 2000, filed as Exhibit
          3.4 to AXA Financial, Inc.'s Quarterly Report on Form 10-Q
          for the period ended June 30, 2000 and incorporated herein by reference
  3.6     By-Laws of AXA Financial, Inc., filed as Exhibit 3.3 to AXA
          Financial, Inc.'s Annual Report on Form 10-K for the year
          ended December 31, 1999 and incorporated herein by reference
  4.1     Indenture, dated as of December 1, 1993, from AXA Financial,
          Inc. to Chemical Bank, as Trustee, filed as Exhibit 4.02 to
          AXA Financial, Inc.'s Form S-4 Registration Statement (No.
          33-73102) dated December 17, 1993 and incorporated herein by reference+
  4.2     First Supplemental Indenture, dated December 1, 1993, from
          AXA Financial to Chemical Bank, as Trustee, filed as Exhibit
          4.03 to AXA Financial, Inc.'s Form S-4 Registration
          Statement (No. 33-73102) dated December 17, 1993 and
          incorporated herein by reference+
  4.3     Form of Second Supplemental Indenture, filed as Exhibit 4.04 to AXA Financial, Inc.'s Form S-4 Registration Statement
          (No. 33-73102) dated December 17, 1993 and incorporated
          herein by reference+
  4.4     Form of Third Supplemental Indenture, dated as of December
          8, 1994, from AXA Financial to Chemical Bank, as Trustee,
          filed as Exhibit 4.05 to AXA Financial, Inc.'s Current
          Report on Form 8-K dated December 1, 1994+
  4.5     Form of Fourth Supplemental Indenture, dated April 1, 1998, from AXA Financial, Inc. to The Chase Manhattan Bank, as
          trustee, filed as Exhibit 4.18(a) to AXA Financial, Inc.'s
          Current Report on Form 8-K, dated April 17, 1998+
  4.6     Form of Fifth Supplemental Indenture, dated July 28, 2000, from AXA Financial, Inc. to The Chase Manhattan Bank, as
          trustee, filed as Exhibit 4.18(d) to AXA Financial, Inc.'s
          Current Report on Form 8-K, dated August 1, 2000
  4.7     Form of Subordinated Indenture between AXA Financial and
          Bank One Trust Company, National Association**
  4.8     Form of Junior Subordinated Indenture between AXA Financial,
          Inc. and the Bank of New York**
  4.9     Declaration of Trust of AXA Financial Capital Trust I, filed as Exhibit 4.8 to AXA Financial, Inc.'s Form S-3
          Registration Statement (No. 333-45415), and incorporated
          herein by reference++
  4.10    First Amendment to Declaration of Trust of AXA Financial
          Capital Trust I***

EXHIBIT
  NO.                             DESCRIPTION
-------                           -----------
  4.11    Certificate of Trust of AXA Financial Capital Trust I, ,
          filed as Exhibit 4.9 to AXA Financial, Inc.'s Form S-3
          Registration Statement (No. 333-45415), and incorporated
          herein by reference++
  4.12    First Amendment to Certificate of Trust of AXA Financial
          Capital Trust I***
  4.13    Declaration of Trust of AXA Financial Capital Trust II, ,
          filed as Exhibit 4.10 to AXA Financial, Inc.'s Form S-3
          Registration Statement (No. 333-45415), and incorporated
          herein by reference++
  4.14    First Amendment to Declaration of Trust of AXA Financial
          Capital Trust II***
  4.15    Certificate of Trust of AXA Financial Capital Trust II, ,
          filed as Exhibit 4.11 to AXA Financial, Inc.'s Form S-3
          Registration Statement (No. 333-45415), and incorporated
          herein by reference++
  4.16    First Amendment to Certificate of Trust of AXA Financial
          Capital Trust II***
  4.17    Declaration of Trust of AXA Financial Capital Trust III, ,
          filed as Exhibit 4.12 to AXA Financial, Inc.'s Form S-3
          Registration Statement (No. 333-45415), and incorporated
          herein by reference++
  4.18    First Amendment to Declaration of Trust of AXA Financial
          Capital Trust III***
  4.19    Certificate of Trust of AXA Financial Capital Trust III, ,
          filed as Exhibit 4.13 to AXA Financial, Inc.'s Form S-3
          Registration Statement (No. 333-45415), and incorporated
          herein by reference++
  4.20    First Amendment to Certificate of Trust of AXA Financial
          Capital Trust III***
  4.21    Declaration of Trust of AXA Financial Capital Trust IV, ,
          filed as Exhibit 4.14 to AXA Financial, Inc.'s Form S-3
          Registration Statement (No. 333-45415), and incorporated
          herein by reference++
  4.22    First Amendment to Declaration of Trust of AXA Financial
          Capital Trust IV***
  4.23    Certificate of Trust of AXA Financial Capital Trust IV,
          filed as Exhibit 4.15 to AXA Financial, Inc.'s Form S-3
          Registration Statement (No. 333-45415), and incorporated
          herein by reference++
  4.24    First Amendment to Certificate of Trust of AXA Financial
          Capital Trust IV***
  4.25    Form of Amended and Restated Declaration of Trust for each of AXA Financial Capital Trust I, II, III, and IV, filed as
          Exhibit 4.16 to AXA Financial, Inc.'s Form S-3 Registration
          Statement (No. 333-45415), and incorporated herein by
          reference++
  4.26    Form of preferred security (included in Exhibit 4.25)
  4.27    Form of Supplemental Indenture to be used in connection with issuance of debt securities*
  4.28    Form of Supplemental Indenture to be used in connection with issuance of junior subordinated debt securities*
  4.29    Form of junior subordinated debt security (included in
          Exhibit 4.28)
  4.30    Form of guarantee with respect to preferred securities**
  5.1     Opinion of Debevoise & Plimpton**
  5.2     Opinion of Richards, Layton & Finger, P.A.**
 12.1     Computation of ratio of earnings to fixed charges and ratio of earnings to combined fixed charges and preferred stock
          dividends**
 23.1     Consent of Debevoise & Plimpton (included in Exhibit 5.1)
 23.2     Consent of Richards, Layton & Finger (included in Exhibit
          5.2)
 23.3     Consent of PricewaterhouseCoopers LLP***
 24.1     Powers of Attorney for AXA Financial, Inc. (see signature
          pages)

EXHIBIT
  NO.                             DESCRIPTION
-------                           -----------
 24.2     Powers of Attorneys for AXA Financial, Inc., as sponsor, to sign the Registration Statement on behalf of AXA Financial
          Capital Trust I, II, III and IV (included in Exhibits 4..9,
          4.13, 4.17 and 4.23, respectively)
 25.1     Statement of Eligibility under the Trust Indenture Act of
          1939, as amended, of The Chase Manhattan Bank, as Trustee, under the Senior Indenture**
 25.2     Statement of Eligibility under the Trust Indenture Act of
          1939, as amended, of Bank One Trust Company, National
          Association, as Trustee, under the Subordinated Indenture**
 25.3     Statement of Eligibility under the Trust Indenture Act of
          1939, as amended, of The Bank of New York, as Trustee, under the Junior Subordinated Indenture**
 25.4     Statement of Eligibility under the Trust Indenture Act of
          1939, as amended, of The Bank of New York, as Trustee, with respect to the Amended and Restated Declaration of Trust of
          AXA Financial Capital Trust I**
 25.5     Statement of Eligibility under the Trust Indenture Act of
          1939, as amended, of The Bank of New York, as Trustee, with respect to the Amended and Restated Declaration of Trust of
          AXA Financial Capital Trust II**
 25.6     Statement of Eligibility under the Trust Indenture Act of
          1939, as amended, of The Bank of New York, as Trustee, with respect to the Amended and Restated Declaration of Trust of
          AXA Financial Capital Trust III**
 25.7     Statement of Eligibility under the Trust Indenture Act of
          1939, as amended of The Bank of New York, as Trustee, with respect to the Amended and Restated Declaration of Trust of
          AXA Financial Capital Trust IV**
 25.8     Statement of Eligibility under the Trust Indenture Act of
          1939, as amended, of The Bank of New York, as Trustee, under the preferred securities guarantee of AXA Financial, Inc.
          with respect to the preferred securities of AXA Financial
          Capital Trust I**
 25.9     Statement of Eligibility under the Trust Indenture Act of
          1939, as amended, of The Bank of New York, as Trustee, under the preferred securities guarantee of AXA Financial, Inc.
          with respect to the preferred securities of AXA Financial
          Capital Trust II**
 25.10    Statement of Eligibility under the Trust Indenture Act of
          1939, as amended, of The Bank of New York, as Trustee, under the preferred securities guarantee of AXA Financial, Inc.
          with respect to the preferred securities of AXA Financial
          Capital Trust III**
 25.11    Statement of Eligibility under the Trust Indenture Act of
          1939, as amended of The Bank of New York, as Trustee under the preferred securities guarantee of AXA Financial, Inc.
          with respect to the preferred securities of AXA Financial
          Capital Trust IV**

---------------
* Indicates document to be filed as an exhibit to a subsequent Current Report on Form 8-K and incorporated herein by reference.

**  To be filed by amendment.

*** Filed herewith.

+ On September 3, 1999 we changed our name from "The Equitable Companies Incorporated" to "AXA Financial, Inc."

++ On August 25, 2000 each of EQ Capital Trust I, EQ Capital Trust II, EQ Capital Trust II and EQ Capital Trust IV changed its name to AXA Financial Capital Trust I, AXA Financial Capital Trust II, AXA Financial Capital Trust III and AXA Capital Trust IV, respectively.